                                                                   EXHIBIT 10(b)

                                LEASE AGREEMENT

     BY AND BETWEEN EQUITY PROPERTIES AND DEVELOPMENT LIMITED PARTNERSHIP,

                 AN ILLINOIS LIMITED PARTNERSHIP, D/B/A EQUITY

           PROPERTIES AND DEVELOPMENT (ILLINOIS) LIMITED PARTNERSHIP

                      AS AGENT FOR OWNER ("LANDLORD") AND

  HOB-LOB, LIMITED PARTNERSHIP, an Oklahoma limited partnership ("TENANT")

                               AT OLD MILL PLACE

                              SAN ANTONIO, TEXAS

     TABLE OF CONTENTS
     -----------------

ARTICLE I  REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS
     SECTION 1.1.  REFERENCE PROVISIONS.
     SECTION 1.2.  DEFINITIONS.
     SECTION 1.3.  EXHIBITS AND MANUALS.

ARTICLE II  LEASED PREMISES AND THE SHOPPING CENTER
     SECTION 2.1.  DEMISE.
     SECTION 2.2.  CHANGES TO SHOPPING CENTER.
     SECTION 2.3.  RELOCATION.

ARTICLE III  TERM
     SECTION 3.1.  TERM.
     SECTION 3.2.  SURRENDER OF LEASED PREMISES.
     SECTION 3.3.  HOLDING OVER.

ARTICLE IV  USE AND OPERATION OF THE LEASED PREMISES
     SECTION 4.1.  USE AND TRADE NAME.
     SECTION 4.2.  CONTINUOUS OPERATION BY TENANT.
     SECTION 4.3.  STORE HOURS.
     SECTION 4.4.  ADDITIONAL OPERATIONAL COVENANTS.
     SECTION 4.5.  SIGNS AND ADVERTISING.
     SECTION 4.6.  TENANT'S USE OF ROOF.
     SECTION 4.7.  RETAIL RESTRICTION LIMIT.

ARTICLE V  RENT
     SECTION 5.1.  RENT PAYABLE.
     SECTION 5.2.  PAYMENT OF MINIMUM RENT.
     SECTION 5.3.  PAYMENT OF PERCENTAGE RENT.
     SECTION 5.4.  "GROSS SALES" DEFINED.
     SECTION 5.5.  STATEMENTS OF GROSS SALES.
     SECTION 5.6.  RECORDS AND AUDITS.
     SECTION 5.7.  TAXES.
     SECTION 5.8.  PAYMENT OF TAX RENT.
     SECTION 5.9.  RENT FOR A PARTIAL MONTH.
     SECTION 5.10. RENT FOR A PARTIAL LEASE YEAR.
     SECTION 5.11. TAXES ON TENANT'S PERSONAL PROPERTY.

ARTICLE VI  COMMON AREAS
     SECTION 6.1.  USE OF COMMON AREAS.
     SECTION 6.2.  MANAGEMENT AND OPERATION OF COMMON AREAS.
     SECTION 6.3.  "LANDLORD'S OPERATING COSTS" DEFINED.
     SECTION 6.4.  TENANT'S PROPORTIONATE SHARE OF LANDLORD'S OPERATING
                   COSTS.
     SECTION 6.5.  EXAMINATION OF BOOKS AND RECORDS.

ARTICLE VII  UTILITIES
     SECTION 7.1.  UTILITY CHARGES.
     SECTION 7.2.  DISCONTINUANCES AND INTERRUPTIONS OF SERVICE.

ARTICLE VIII  INDEMNITY AND INSURANCE
     SECTION 8.1.  INDEMNITY BY TENANT.
     SECTION 8.2.  LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS.
     SECTION 8.3.  TENANT'S INSURANCE.
     SECTION 8.4.  TENANT'S CONTRACTOR'S INSURANCE.
     SECTION 8.5.  POLICY REQUIREMENTS.
     SECTION 8.6.  INCREASE IN INSURANCE PREMIUMS.
     SECTION 8.7.  WAIVER OF RIGHT OF RECOVERY.
     SECTION 8.8.  LANDLORD'S INSURANCE.

ARTICLE IX  CONSTRUCTION
     SECTION 9.1.  CONDITION OF LEASED PREMISES.
     SECTION 9.2.  TENANT IMPROVEMENTS.
     SECTION 9.3.  SCHEDULE OF PLAN SUBMISSION FOR INITIAL TENANT

                    IMPROVEMENTS.
     SECTION 9.4.   SECURITY FOR TENANT'S WORK.
     SECTION 9.5.   OWNERSHIP OF IMPROVEMENTS.
     SECTION 9.6.   MECHANIC'S LIENS.

ARTICLE X  REPAIRS, MAINTENANCE, LANDLORD'S ACCESS AND ALTERATIONS
     SECTION 10.1.  REPAIRS BY LANDLORD.
     SECTION 10.2.  ALTERATIONS, REPAIRS, MAINTENANCE AND DISPLAYS BY
                    TENANT.
     SECTION 10.3.  INSPECTIONS AND ACCESS BY LANDLORD.

ARTICLE XI  CASUALTY
     SECTION 11.1.  RIGHT TO TERMINATE.
     SECTION 11.2.  LANDLORD'S DUTY TO RECONSTRUCT.
     SECTION 11.3.  TENANT'S DUTY TO RECONSTRUCT.
     SECTION 11.4.  INSURANCE PROCEEDS.

ARTICLE XII  CONDEMNATION
     SECTION 12.1.  TAKING OF LEASED PREMISES.
     SECTION 12.2.  TAKING OF SHOPPING CENTER.
     SECTION 12.3.  CONDEMNATION AWARD.

ARTICLE XIII  MARKETING FUND
     SECTION 13.1.  MARKETING FUND.
     SECTION 13.2.  TENANT'S CONTRIBUTION TO MARKETING FUND.
     SECTION 13.3.  TENANT'S ADVERTISING.

ARTICLE XIV  SUBORDINATION AND ATTORNMENT
     SECTION 14.1.  SUBORDINATION.
     SECTION 14.2.  MORTGAGEE'S UNILATERAL SUBORDINATION.
     SECTION 14.3.  ATTORNMENT.
     SECTION 14.4.  QUIET ENJOYMENT.
     SECTION 14.5.  ESTOPPEL CERTIFICATE.

ARTICLE XV  ASSIGNMENT AND SUBLETTING
     SECTION 15.1.  LANDLORD'S CONSENT REQUIRED.
     SECTION 15.2.  RIGHT TO TERMINATE AND RECAPTURE.

ARTICLE XVI  DEFAULT AND REMEDIES
     SECTION 16.1.  DEFAULT.
     SECTION 16.2.  REMEDIES AND DAMAGES.
     SECTION 16.3.  ASSIGNMENT IN BANKRUPTCY.
     SECTION 16.4.  LEGAL EXPENSES.
     SECTION 16.5.  REMEDIES CUMULATIVE.
     SECTION 16.6.  WAIVER.

ARTICLE XVII  MISCELLANEOUS PROVISIONS
     SECTION 17.1.  NOTICES.
     SECTION 17.2.  SHORT FORM LEASE.
     SECTION 17.3.  INTEREST AND ADMINISTRATIVE COSTS.
     SECTION 17.4.  SUCCESSORS AND ASSIGNS.
     SECTION 17.5.  LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD.
     SECTION 17.6.  RELATIONSHIP OF THE PARTIES.
     SECTION 17.7.  SECURITY DEPOSIT.
     SECTION 17.8.  INTERPRETATION.
     SECTION 17.9.  NO MODIFICATION.
     SECTION 17.10. SEVERABILITY.
     SECTION 17.11. TENANT LIABILITY.
     SECTION 17.12. BROKER'S COMMISSION.
     SECTION 17.13. OTHER TENANTS.
     SECTION 17.14. RULE AGAINST PERPETUITIES.
     SECTION 17.15. IRREVOCABLE OFFER, NO OPTION.
     SECTION 17.16. INABILITY TO PERFORM.
     SECTION 17.17. SURVIVAL.
     SECTION 17.18. LANDLORD'S SELF-HELP.
     SECTION 17.19. DUE AUTHORIZATION.
     SECTION 17.20. CONFIDENTIALITY.

     SECTION 17.21.  ASBESTOS ABATEMENT.
     SECTION 17.22.  EMERGENCY REPAIRS.
     SECTION 17.23.  CONTINGENCIES.

                                LEASE AGREEMENT


     This Lease Agreement (the "Lease") is made as of the 30th day of June, 1996 by and between EQUITY PROPERTIES AND DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership, d/b/a Equity Properties and Development (Illinois) Limited Partnership ("EPDLP"), as agent for owner ("Landlord"), and HOB-LOB, LIMITED PARTNERSHIP, an Oklahoma Limited Partnership ("Tenant").

                                   ARTICLE I

                REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS

As used in this Lease, the following terms shall have the meanings set forth in Sections 1.1 and 1.2 below.

SECTION 1.1.  REFERENCE PROVISIONS.

     A. Leased Premises: the "cross-hatched" space indicated on the lease plan attached as Exhibit A containing a total floor space of approximately 53,128 square feet.

     B. Term: Fifteen (15) Lease Years (as defined in Section 1.2(J) below), as the same may be extended as set forth herein. Subject to the provisions of this Section 1.1(B), Tenant shall have the right and option to extend the Term of this Lease for one (1) additional period of five (5) years (the "Option Period"). The extended Term shall be upon the same terms, covenants, conditions, provisions and agreements contained in this Lease, except as is otherwise specifically provided for in this Lease. Tenant will be deemed to have exercised the foregoing option to extend the Term of this Lease unless it notifies Landlord in writing on or before the date which is six (6) months prior to the end of the initial Term of this Lease that the Term shall not be so extended. Landlord may, by written notice to Tenant within thirty (30) days after commencement of the Option Period terminate this Lease if at the commencement of the Option Period there exists a default by Tenant under this Lease.

     C. Commencement Date: the earlier of sixty (60) days after the Possession Date or the date on which Tenant opens to the public for business at the Leased Premises.

     D. Termination Date: the last day of the fifteenth (15th) Lease Year, or, if the Term is extended pursuant to Section 1.1B, then the last day of the 20th Lease Year, or if the Term is sooner terminated pursuant to the provisions of this Lease, the effective date of such termination.

     E.   Minimum Rent:

          (i) Commencing on the Commencement Date and continuing through the last day of the fifth (5th) Lease Year (the "First Period"): Two Hundred Seventy Eight Thousand Nine Hundred Twenty-two and No/100 Dollars ($278,922.00) per annum; and

          (ii) Commencing on the first day of the sixth (6th) Lease Year and continuing through the last day of the tenth (10th) Lease Year (the "Second Period"): Two Hundred Ninety Two Thousand Two Hundred Four and No/100 Dollars ($292,204.00) per annum; and

          (iii) Commencing on the first day of the eleventh (11th) Lease Year and continuing through the last day of the fifteenth (15th) Lease Year (the "Third Period"): Three Hundred Eighteen Thousand Seven Hundred Sixty-eight and No/100 Dollars ($318,768.00) per annum; and

          (iv) Subject to Tenant properly exercising its right to extend the Term of this Lease pursuant to Section 1.1-B, commencing on the first day of the sixteenth (16th) Lease Year and continuing through the last day of the twentieth (20th) Lease Year (the "Option Period"): Three Hundred Forty Five Thousand Three Hundred Thirty-two and No/100 Dollars ($345,332.00) per annum.

     Provided Tenant is not then in default, Tenant shall not be required to pay the Minimum Rent otherwise due for the first six (6) calendar months of the Term (the "Minimum Rent Abatement Period"); provided, however, that if the Commencement Date occurs on a date other than the first day of a calendar month, the Minimum Rent Abatement Period shall equal the first one hundred eighty (180) consecutive days of the Term. Subject to the provisions of this paragraph, the total amount of Minimum Rent abated during the Minimum Rent Abatement Period shall equal One Hundred Thirty Nine Thousand Four Hundred Sixty-one and No/100 Dollars ($139,461.00) (the "Abated Minimum Rent"). In the event Tenant defaults during the Minimum Rent Abatement Period, all Minimum Rent which has been abated shall immediately become due and payable and Tenant shall immediately begin paying Minimum Rent in accordance with the terms and provisions of this Lease. The payment by Tenant of the Abated Minimum Rent after an event of default shall not limit or affect any of Landlord's other rights pursuant to this Lease or at law or in equity. During the Minimum Rent Abatement Period, only Minimum Rent shall be abated and all Additional Rent (including without limitation, Tax Rent and Utility Charges) and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

     F. Percentage Rent: An amount equal to (1) for each Lease Year (a) Gross Sales (as defined in Section 5.4 below) in excess of (i) Nine Million Two Hundred Ninety Seven Thousand Four Hundred and No/100 Dollars ($9,297,400.00) during the First Period; (ii) Nine Million Seven Hundred Forty Thousand One Hundred Thirty-three and 33/100 Dollars ($9,740,133.33) during the Second Period; (iii) Ten Million Six Hundred Twenty Five Thousand Six Hundred and No/100 Dollars ($10,625,600.00) during the Third Period; and (iv) subject to Tenant properly exercising its right to extend the Term of this Lease pursuant to Section 1.1-B, Eleven Million Five Hundred Eleven Thousand Sixty-six and 67/100 Dollars ($11,511,066.67) during the Option Period multiplied by (b) three percent (3%) (the amounts set forth in (i) through (iv) above shall each be referred to individually as the "Full Year Breakpoint" for the Lease Year in question) and (2) for any Partial Lease Year (as defined in Section 1.2(J) below), the amount of Gross Sales in excess of the amount arrived at by multiplying the Full Year Breakpoint, for the appropriate Lease Year, by a fraction, the numerator of which shall be the number of days in the Partial Lease Year and the denominator of which shall be three hundred sixty-five (365) (the "Partial Year Breakpoint") multiplied by three percent (3%); provided that, except for Sundays and legal holidays, if at any time during any Lease Year or Partial Lease Year Tenant is not open for business at the Leased Premises when Tenant's other stores are open for business, then the Full Year Breakpoint or Partial Year Breakpoint for such Full Lease Year or Partial Lease Year, as the case may be, shall be decreased by an amount equal to such breakpoint multiplied by a fraction, the numerator of which shall be the number of days in such Lease Year or Partial Lease Year that Tenant is not open for business at the Leased Premises when Tenant's other stores are open for business, and the denominator of which shall be three hundred sixty-five (365), or the number of days in such Partial Lease Year, whichever is applicable.

     G.   (i)    Marketing Fund Dues:  Not Applicable.

          (ii)   Marketing Fund Initiation Fee:  Not Applicable.

          (iii) Tenant's Advertising and Promotional Fund Contribution: Not Applicable.

     H.   Security Deposit:  Intentionally omitted.

     I. Permitted Use: the sale at retail of art materials, crafts, frames, hobbies, needlework, gifts, greeting cards, fabrics, picture gallery, luggage, floral supplies, Christmas supplies, and the kindred merchandise customarily for sale in variety stores or for other merchandise customarily being sold at a majority of stores operated under the name Hobby Lobby Creative Center, it being the intent of the parties that the premises be substantially similar in both operation and in breadth of lines and types of merchandise to that of the retail facilities operating under the business name of "Hobby Lobby Creative Center" in the state of Oklahoma and Texas so that the premises shall collectively appear at all times to the public as typical retail store facilities of "Hobby Lobby Creative Center", and for no other purpose.

     J. Tenant Trade Name: Hobby Lobby Creative Center, and no other name except such name as may be adopted and used by all other Hobby Lobby stores, subject to the provisions of Section 4.1 below.

     K.   Notice Address:

     TO LANDLORD:                              With a copy to:

     c/o Equity Properties and                 Rosenberg & Liebentritt, P.C.
     Development Limited Partnership           Suite 1515
     Two North Riverside Plaza                 Two North Riverside Plaza
     Suite 1000                                Chicago, Illinois 60606
     Chicago, Illinois 60606                   Attn:  Leasing Group
     Attn:  Community Center
              Leasing Department                         and

                                               Equity Properties and Development
                                                 Limited Partnership
                                               Attn: Regional Director
                                               668 North Orlando Avenue
                                               Suite 211
                                               Maitland, Florida 33751

          TO TENANT:

          Hobby Lobby Stores, Inc.
          7707 S.W. 44th Street
          Oklahoma City, OK 73179
          Attn: Real Estate Department

     L. Shopping Center: as shown on the attached Exhibit A, presently known as Old Mill Place, which is located in San Antonio, Texas on the real property described on Exhibit E hereto.

     M. Possession Date: possession of the Leased Premises shall be tendered to Tenant no later than June 1, 1996 and shall be deemed to have been tendered and accepted upon Tenant's receipt of a possession notice from Landlord, provided physical possession of the Leased Premises is tendered to Tenant. Notwithstanding the foregoing, if Tenant accepts physical possession of the Leased Premises prior to receipt of such notice, the date Tenant accepts possession shall be deemed to be the Possession Date.

     N.   Guarantor[s]:  Not Applicable

SECTION 1.2.  DEFINITIONS.

     A. Common Areas: all those areas of the Shopping Center designated by Landlord for the common, nonexclusive use by Landlord and all tenants of the Shopping Center, and their respective agents, employees, licensees and invitees, including, but not limited to, parking areas, roadways, service areas, sidewalks, roofs and enclosed mall area, if any. Common Area shall not include, however, any drive-through lanes, service or loading areas or outside sales areas which are segregated from the rest of the Shopping Center or used exclusively by any one tenant.

     B. Concessionaire: any person conducting any business in the Leased Premises by, under or through Tenant under any sublease, concession or license from Tenant, or otherwise, whether or not the same was authorized under the provisions of this Lease.

     C.   "CPI":  Intentionally omitted.

     D.   Department, Variety or Specialty Stores:  Intentionally omitted.

     E. Enclosed Mall: the portion or portions of the Common Areas of the Shopping Center, if any, which are actually enclosed by walls and roof, as the same may exist, from time to time.

     F. Floor Space: the number of ground floor square feet in the Leased Premises (as set forth in Section 1.1[A]) or, in the case of the total Shopping Center, the number of ground floor square feet in the Shopping Center, as determined by Landlord. Tenant shall have the right to hire a qualified architect to verify the square footage within four (4) weeks after execution of this Lease.

     G. Interest: the greater of (i) the rate per annum equal to two (2) percentage points above the rate of interest then most recently publicly announced by American National Bank and Trust Company of Chicago as its "prime rate" or "base rate" (the "Prime Rate") as the case may be, or (ii) twelve percent (12%) per annum. Interest shall be adjusted on the first day of each month immediately following a month in which a change in such Prime Rate occurs and such adjustment shall be based upon the average Prime Rate for such immediately preceding month. If accrual or payment of such interest should be unlawful, then Interest shall be computed at the maximum legal rate.

     H. Landlord Related Parties: Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (as defined in Section 14.1 below).

     I. Laws: all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Shopping Center is located, and decisions of federal courts applying the Laws of such state, at the time in question.

     J. Lease Year or Partial Lease Year: a period of twelve (12) consecutive calendar months, the first Lease Year commencing on the Commencement Date, if the Commencement Date is the first day of a calendar month, and otherwise on the first day of the first full calendar month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a Partial Lease Year, except that if the Commencement Date occurs on a date other than the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Lease Year.

     K. Managing Agent: the managing agent of the Shopping Center as designated from time to time by Landlord. The Managing Agent of the Shopping Center is currently EPDLP. If Landlord elects to change the Managing Agent of the Shopping Center, Landlord will notify Tenant in writing of such change.

     L. Owner: the person(s) or entity(ies) that holds legal title (whether fee or leasehold) to the Shopping Center or the portion thereof in which the Leased Premises are located. The terms "owner" and "Landlord" have the same meaning for purposes of this Lease and may be used interchangeably.

     M. Rent: all Minimum Rent and additional rent. All sums and charges payable by Tenant to Landlord in addition to the Minimum Rent shall be deemed to be "additional rent" under this Lease whether or not the same shall be designated as such. Landlord shall have the same remedies for Tenant's failure to pay additional rent as for Tenant's failure to pay Minimum Rent.

     N.   Satellite Store Space:  Intentionally omitted.

     O. Tenant Related Parties: Tenant, its assignees, Concessionaires, agents, contractors, employees or invitees.


SECTION 1.3.  EXHIBITS AND MANUALS. The exhibits and manuals listed in this
Section 1.3 are attached to this Lease and are hereby incorporated in and made a part of this Lease.

     Exhibit A - Site Plan showing Leased Premises, future building area and no-
                 build area
     Exhibit B - Intentionally omitted.
     Exhibit C - Tenant's approved signage plans and specifications for pylon sign and signage for the Leased Premises
     Exhibit D - Tenant's approved construction plans and specifications for
                 Initial Tenant Improvements to the Leased Premises
     Exhibit E - Shopping Center Legal Description
     Exhibit F - Garbage Disposal Plan


                                  ARTICLE II

                    LEASED PREMISES AND THE SHOPPING CENTER

SECTION 2.1. DEMISE. Landlord, in consideration of the Rent to be paid and the other conditions and covenants to be satisfied and performed by Tenant, demises and leases to Tenant, and Tenant leases and takes from Landlord, the Leased Premises, each upon the terms and conditions of this Lease; provided, however, that in addition to other rights provided to or reserved by Landlord in this Lease or otherwise, Landlord shall have, subject to Tenant's rights and obligations under Section 4.6 below, the right to use the roof of the Leased Premises, and (ii) the right to install, maintain, use, repair and replace pipes, ducts, cables, conduits, vents, utility lines and wires to, in, through, above and below the Leased Premises as and to the extent that Landlord, may from time to time deem appropriate (in its reasonable business judgment) for the proper operation and maintenance of the Shopping Center. Landlord shall use its reasonable efforts to locate said pipes, ducts, cables, conduits, plumbing vents, utility lines and/or wires in non-sales areas of the Leased Premises, however, to the extent any of the same are located within sales areas of the Leased Premises, they shall not be visible to the public.


SECTION 2.2. CHANGES TO SHOPPING CENTER. Exhibit A sets forth the general layout of the Shopping Center and designates future building areas and "no-build" areas but is not, and shall not be deemed to be, a warranty, representation or agreement on the part of Landlord that all or any part of the Shopping Center is, will be, or will continue to be, configured as indicated on Exhibit A. In addition to other rights provided to or reserved by Landlord under this Lease, Landlord hereby reserves the right, at any time and from time to time, to (i) make alterations or additions to, build additional stories on, and demolish or otherwise change, all or any part of any buildings or other improvement in or about the Shopping Center, and build other buildings or improvements in or about the Shopping Center provided that any additional building shall be constructed only within the future building areas shown on Exhibit A; and (ii) construct deck or elevated parking facilities in the future building area. Tenant consents to the performance of all work deemed appropriate by Landlord to accomplish any of the foregoing, and any reasonable inconvenience caused thereby; provided, however, that Landlord agrees to use reasonable efforts to minimize the interference with Tenant's business in the Leased Premises. The design and performance of such work shall be in the sole discretion of Landlord. Except for changes specifically prohibited by this Lease Agreement, none of the Landlord Related Parties (as defined in Section 1.2(H) above) shall be subject to any liability as a result of any change in the Shopping Center, nor shall the same entitle Tenant to any compensation or diminution of Rent, or entitle Tenant to terminate this Lease or constitute an actual or constructive eviction (unless a permanent change prevents Tenant from using the Leased Premises). Notwithstanding anything to the contrary contained in this Lease, Landlord shall not materially obstruct access to the Leased Premises without Tenant's consent (which consent shall not be unreasonably withheld or delayed), unless Landlord is required to do any of the foregoing by reason of any Law (as defined in Section 1.2(I) above) as a result of any cause beyond the reasonable control of Landlord, or in accordance with the provisions of Articles XI or XII below or unless such access and/or visibility is temporarily affected as a result of repairs, remodeling, redevelopment, renovation or other construction to the Shopping Center. Landlord shall use due diligence to complete all such repairs, remodeling, renovations, redevelopment or other construction. Notwithstanding the foregoing, (a) Landlord shall not make any changes in the "no-build" area without Tenant's prior written consent, except as may be necessary to reconfigure the parking (but not to reduce the parking at the Shopping Center to less than 5.0 spaces per each 1,000 square feet of leasable area except as may be required by any Laws) or to comply with any Laws and except for landscaping and lighting and (b) Landlord shall not lease space in the Shopping Center for use as a theater, bowling alley, or night club, or billiard parlor or recreation or amusement center unless, with respect to a billiard parlor or recreation or amusement center, the front door to such premises is located more than 100 feet from the Leased Premises.


SECTION 2.3.  RELOCATION.  Intentionally omitted.


                                  ARTICLE III

                                     TERM

SECTION 3.1. TERM. The Term shall commence at 12:00 A.M. on the Commencement Date and shall end at 11:59 P.M. on the Termination Date. Tenant and Landlord shall confirm the Commencement Date in writing upon the request of either party.


SECTION 3.2. SURRENDER OF LEASED PREMISES. On the Termination Date (whether by lapse of time or otherwise), Tenant shall quit and surrender the Leased Premises in accordance with the terms of this Lease and in good order, condition and repair, ordinary wear and tear and casualty damage excepted. Tenant shall leave the Leased Premises in broom clean condition and shall also deliver all keys for the Leased Premises as specified by Landlord, and inform Landlord of all combinations on locks, safes and any vaults in the Leased Premises.


SECTION 3.3.  HOLDING OVER.

     A. This Lease shall terminate on the Termination Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Tenant's occupancy subsequent to the Termination Date, whether or not with the consent of Landlord, shall be deemed to be that of a tenancy at sufferance, subject to all the terms, covenants, and conditions of this Lease, except that for each day Tenant holds over the Minimum Rent shall be one and one-quarter (1 1/4) times the Minimum Rent and Percentage Rent payable in the last year of the Term divided by three hundred sixty-five (365) ("Holdover Rent"). No extension or renewal of this Lease shall be deemed to have occurred by any holding over.

     B. In addition to paying to Landlord the Holdover Rent, if Tenant fails to surrender the Leased Premises to Landlord on the Termination Date as required by this Lease, Tenant shall indemnify, defend (with counsel acceptable to Landlord [acting reasonably]) and hold the Landlord Related Parties harmless from and against all loss, liability, damages and expense (including, without limitation, attorneys' fees) sustained or incurred by any of the Landlord Related Parties on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Leased Premises.

     C. Notwithstanding anything contained herein to the contrary, if Landlord and Tenant elect to negotiate a renewal of this Lease or a new lease, during the period of their negotiations occurring after the Termination Date, Tenant shall continue to pay the Rent payable in the last Lease Year or Partial Lease Year of the Term, provided that any annual or other periodic escalation of Rent set forth in this Lease shall continue during the holdover period as if said holdover period was part of the original Term. Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall have any obligation to commence to negotiate, or to continue negotiation of, a renewal of this Lease or a new lease covering the Leased Premises.

                                  ARTICLE IV

                   USE AND OPERATION OF THE LEASED PREMISES

SECTION 4.1. USE AND TRADE NAME. Tenant shall use the Leased Premises solely for the Permitted Use and for no other purpose, and shall operate its business on the Leased Premises solely under the Tenant Trade name and under no other name; provided, however, Tenant may change its Trade Name without Landlord's written consent provided: (i) the use of the trade name proposed shall not violate any then existing lease or other agreement affecting the Shopping Center; (ii) the trade name proposed shall not be similar to the trade name of any other then existing tenant or occupant in the Shopping Center; (iii) the proposed trade name is the trade name used by all of the stores operated by Tenant under the current trade name; (iv) Tenant shall install new internally illuminated storefront signage with Tenant's new trade name and Tenant shall make all necessary modifications to the sign band and/or the bulkhead of the Leased Premises at its sole cost and expense and in accordance with plans, specifications and design criteria approved in advance by Landlord whose approval will not be unreasonably withheld or delayed; (v) Tenant shall reimburse Landlord the reasonable expenses incurred by Landlord in modifying any directories that reference Tenant's store to reflect the new Trade Name; and
(vi) Tenant notifies Landlord of its change of Trade Name at least thirty (30) days prior to said change. On or before the thirtieth (30th) day after Tenant changes its trade name, Tenant shall submit drawings to Landlord for Landlord's review and approval prior to the installation of the sign and/or modification of the sign band and/or bulkhead.


SECTION 4.2.  OPERATION BY TENANT.

     Tenant shall open to the public for business at the Leased Premises on or before the date which is thirty (30) days after the Commencement Date. During any time in which Tenant is operating, Tenant shall operate in at least fifty percent (50%) of the Premises. Subject to Landlord's right to terminate this Lease as hereinafter provided, Tenant shall have the right to discontinue operations and vacate the Leased Premises without the consent of Landlord on at least sixty (60) days prior written notice to Landlord specifying the date Tenant intends to vacate the Leased Premises (the "Discontinuance Date"). At any time after receipt of such notice and prior to Landlord's receipt of another notice from Tenant ("Tenant's Reopening Notice") stating that Tenant intends to recommence operations in the Leased Premises within sixty (60) days thereafter, Landlord shall have the right to terminate this Lease effective on or after the Discontinuance Date by written notice of such termination to Tenant, provided, however, Tenant's Reopening Notice shall only be effective if Tenant actually reopens for business in at least fifty percent (50%) of the Leased Premises within sixty (60) days after the date of Tenant's Reopening Notice and thereafter remains open for business in at least fifty percent (50%) of the Leased Premises for at least four (4) months. Tenant shall not be relieved of Tenant's liability or obligations under the terms of this Lease by any discontinuance of operations in the Leased Premises unless this Lease is terminated pursuant to the provisions of this Section 4.2. Tenant's Percentage Rent during any period in which the Tenant has not operated its business at the Leased Premises in the normal course for a period in excess of seven (7) days shall be, per day, the total of the Percentage Rent paid by Tenant for the prior twelve (12) month period divided by 365.


SECTION 4.3. STORE HOURS. Subject to the provisions of Section 4.2, Tenant shall conduct its business and shall be open to the public for business in the Leased Premises during the same hours as business is conducted by all other stores, being operated under Tenant's trade name, but no less than fifty-five
(55) hours per week. Tenant represents that as of the date hereof Tenant's business hours are seventy (70) hours per week.


SECTION 4.4. ADDITIONAL OPERATIONAL COVENANTS. Tenant covenants and agrees, at all times during the Term and such other times as Tenant occupies the Leased Premises or any part thereof, to comply, at its own cost and expense, with the following:

     A. Any handling of freight or deliveries to or from the Leased Premises shall be made in a manner which is consistent with good shopping center practice and only at such times, in the areas and through the entrances and exits designated by Landlord.

     B. All garbage and other refuse shall be kept inside the Leased Premises or disposed of in accordance with the Plan attached hereto as Exhibit F and in accordance with all Laws. Tenant shall be solely responsible for the removal (including any recycling required by any applicable Law) of all garbage and other refuse from the Leased Premises and shall pay promptly all charges therefor, and shall keep all refuse disposal areas in a neat and sanitary condition.

     C. Tenant shall not (i) suffer, allow or permit any vibration, noise, odor or flashing or bright light to emanate from the Leased Premises; (ii) paint or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle(s) parked in the parking area(s) of the Shopping Center, whether belonging to Tenant, its employee(s), or any other person(s); (iii) solicit business or distribute, or cause to be distributed, in the Common Areas any handbills, promotional materials or other advertising; (iv) conduct or permit any other activities in the Leased Premises that might constitute a nuisance; (v) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, walkway, parking area, mall or any other Common Area; or (vi) use or occupy the Leased Premises or do or permit anything to be done therein which in any manner might cause injury or damage in or about the Shopping Center.

     D.   Intentionally omitted.

     E. Tenant shall use and allow to be used all plumbing within the Leased Premises and the Shopping Center only for the purpose for which it is designed, and no grease or foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision in the Leased Premises shall be paid for by Tenant upon demand.

     F. Tenant shall contract for and utilize termite and pest extermination services for the Leased Premises as necessary.

     G. Tenant shall keep any display windows or signs in or on the Leased Premises well lighted during such hours and days that the Shopping Center, or the portion thereof in which Tenant is located, is lighted by Landlord.

     H. Tenant shall contract for and utilize a window-cleaning service and maintain the windows in the Leased Premises in a reasonably clean condition and in a manner consistent with a first class shopping center. If Tenant fails to keep its windows clean, Landlord may cause the same to be kept clean (through a service or otherwise) and Tenant shall pay the cost thereof upon demand.

     I.   Intentionally omitted.

     J. Tenant shall pay before delinquency all fees and charges and shall maintain all licenses and permits required for Tenant to lawfully use the Leased Premises as contemplated by this Lease.

     K. Tenant shall use its best efforts to (i) use the Shopping Center name as existing, or as the same may be changed from time to time, in designating the location of the Leased Premises in all local newspaper or other local advertising; and (ii) to the extent Tenant mentions in advertising in any medium the location of any of its stores located in San Antonio, Texas, Tenant shall include its Trade Name and the address and identity of Tenant's business in the Leased Premises in all such local advertisements.

     L. Tenant shall not conduct or permit to be conducted any auction, fire, "going out of business" or similar type of sale; provided, however, that this provision shall not restrict the absolute freedom (as between Landlord and Tenant) of Tenant to determine its own selling prices nor shall it preclude periodic, seasonal, promotional or clearance sales held in the ordinary course of business.

     M. Tenant shall not place a load on any floor in the Shopping Center exceeding the load which it was designed to carry, nor shall Tenant install, operate or maintain thereon any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

     N. Tenant shall not install, operate or maintain in the Leased Premises or in any other area of the Shopping Center any electrical equipment which does not bear the Underwriters Laboratories seal of approval, or its equivalent, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord based on the demonstrable capacity of the electrical system and taking into consideration the overall electrical system and the reasonable present and future requirements therefor in the Shopping Center.

     O. To the extent required by any Laws, or if noise from Tenant's mechanical systems creates a disturbance in the Shopping Center which interferes with the normal activities of other tenants in the Shopping Center, Tenant shall provide sound barriers for mechanical systems serving the Leased Premises.

     P. Tenant shall not store, display, sell, distribute or otherwise keep in, upon or about the Leased Premises any live animals of any kind, any alcoholic beverages or any dangerous materials without the prior written consent of Landlord or unless expressly allowed by Section 1.1(I) hereof.

     Q. Tenant shall not permit any "adult" entertainment or nudity in the Leased Premises and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called "adult" newspaper, book, magazine, film, picture, video tape, video disk, or other similar representation or merchandise of any kind.

     R. Tenant shall comply with and shall cause the Leased Premises to comply with all Laws affecting the Leased Premises or any part or the use thereof. Notwithstanding the foregoing, except as provided below, Tenant shall have no obligation to comply with any such Laws to the extent the same require structural alterations or structural repairs to the Leased Premises (collectively, the "Structural

Work"), all of which required Structural Work shall be the obligation of Landlord (except that the foregoing does not in any way relieve Tenant from any responsibility to pay its share of Landlord's Operating Costs as provided in this Lease), except to the extent that such Structural Work is (a) to the storefront of the Leased Premises, (b) caused by an act or omission of Tenant, or Tenant's agents, employees or contractors, (c) required as a result of Tenant's specific use of the Leased Premises or the particular configuration of the Leasehold Improvements within the Leased Premises, (d) necessitated by any improvement, alteration or addition to the Leased Premises performed by or at the direction of Tenant, (e) to any improvement, alteration or addition to the Leased Premises performed by or at the direction of Tenant, or (f) required of Tenant in its capacity as an employer, in any of which cases such Structural Work shall be performed at Tenant's sole cost and expense, and at Landlord's option, shall be performed by Tenant.

     S. Tenant shall not use more than ten percent (10%) of the floor area of the Leased Premises to operate or permit to be operated on the Leased Premises any coin or token operated vending machine or similar device including, without limitation, telephones, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods. Tenant shall have the right to operate vending machines located in a non-sales area of the Leased Premises for the exclusive use of Tenant's employees.

     T. If Landlord designates any portion of the Shopping Center parking area for employee parking ("Employee Parking Areas"), Tenant and Tenant's employees shall park their motor vehicles only in said Employee Parking Areas.

     U. Tenant shall not use, permit or suffer the use of the Leased Premises, or any part thereof, as living, sleeping or lodging quarters, or for any other residential purposes.

     V. The exterior areas of the Shopping Center immediately adjoining the Leased Premises shall be kept clear at all times by Tenant, and Tenant shall not place or permit any obstructions, garbage, refuse, improvements, merchandise or displays in such areas.

     W. Tenant shall comply with and observe the reasonable rules and regulations pertaining to the Shopping Center established by Landlord, from time to time, provided such rules and regulations shall be uniformly and non-discriminatorily applicable to all other tenants of the Shopping Center.

     X. Tenant shall not keep or place merchandise outside the Leased Premises or conduct "sidewalk sales" anywhere in the Common Areas except as set forth herein. Tenant may conduct "sidewalk sales" up to six (6) times in each twelve
(12) month period on the sidewalk in front of the Leased Premises each for a period not in excess of four (4) consecutive days each time, provided (i) Tenant uses no more than 1/3 of the sidewalk space in front of the Leased Premises;
(ii) such sales do not materially obstruct the sidewalk or other Common Areas;
(iii) Tenant maintains the appearance of the Common Areas in and around such sales in a neat and orderly condition; (iv) Tenant's liability insurance covers Tenant's use of the sidewalk area; and (v) Tenant leaves the sidewalk area in a neat and clean condition.


SECTION 4.5. SIGNS AND ADVERTISING. Tenant's signage plans for the Shopping Center pylon sign and the Leased Premises, attached hereto as Exhibit C, have been approved by Landlord. Any additional exterior signs, awnings, or canopies, or other signage items used by Tenant and any deviations from the approved plans and any items not shown on the approved plans must be approved in writing in advance by Landlord whose approval shall not be unreasonably withheld or delayed. All signage materials (including pylon signage, exterior and interior signage, awnings and canopies) shall be insured and maintained at all times by Tenant in good condition, operating order and repair. All interior signage material must be professionally made and not taped to any window of the Leased Premises. Landlord shall have the right, after twenty-four (24) hours prior written notice to Tenant and without any liability for damage to the Leased Premises reasonably caused thereby, to remove any items displayed or affixed in or to the Leased Premises which are in violation of the provisions of this Section. If any damage is done to Tenant's signs, Tenant shall commence to repair same within five (5) days after such damage occurs.


SECTION 4.6. TENANT'S USE OF ROOF. No radio or television aerial or other device shall be erected on the roof or exterior walls of the Leased Premises or the building in which the Leased Premises are located without first obtaining Landlord's written consent. Any roof penetrations which shall be required to be made pursuant to plans and specifications approved by Landlord shall be made only with Landlord's prior written consent and by a contractor designated or approved by Landlord, and Tenant shall, at its expense, promptly repair, utilizing a contractor designated or approved by Landlord, any damage or wear to the roof resulting in whole or in part from the use described in this Section
4.6. Landlord, at Landlord's expense, may relocate Tenant's equipment located on the roof at any time.


SECTION 4.7. RETAIL RESTRICTION LIMIT. Tenant covenants and agrees that during the Term, and provided that Tenant is open for business at the Leased Premises, neither Tenant nor any guarantor of this Lease (and if Tenant or such guarantor is a corporation or partnership, its respective officers, directors, stockholders, affiliates or partners) shall directly or indirectly, operate, manage or have any interest in any other store or business similar to or in competition with the use for which the Leased Premises are let (including, without limitation, any concession or department operated within another store or business), within a radius of three miles of the Shopping Center. This covenant, however, shall be inapplicable to any store or business of Tenant in operation on the date of this Lease, provided that Tenant has heretofore disclosed the existence of such store or business in writing to Landlord and provided further that the nature and character of such existing store or business remain the same and such store is continuously operated at the same location. If the covenant contained in this Section 4.7 is breached, Landlord may, at its option, in addition to all of its other rights and remedies set forth in Article XVI of this Lease, include all gross sales generated by any violative store or business in calculating the Gross Sales for the purposes of this Lease, in which event the terms and conditions set forth in Sections 5.3 through 5.6 shall apply to the business of such violative store.


                                   ARTICLE V

                                     RENT

SECTION 5.1.  RENT PAYABLE.

     A. Tenant shall pay the Rent payable under this Lease to Landlord, without prior demand therefor or any setoff or deduction whatsoever, except as specifically set forth herein, at the times set forth in this Lease in lawful money of the United States, at the place designated from time to time by Landlord by notice given to Tenant. Unless another time shall be expressly provided for payment, Rent shall be due and payable on demand or together with the next succeeding installment of Minimum Rent, whichever shall first occur. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease, Tenant shall also pay to Landlord all applicable sales or other taxes which may be imposed on any item of Rent at the same time as such item of Rent is due and payable to Landlord. In addition to constituting a default under this Lease, if Tenant shall fail to make any payment of Rent when due, Tenant shall pay a late charge of One Hundred Dollars ($100.00) plus Ten Dollars ($10.00) per day commencing on the third (3rd) business day after receipt of written notice from Landlord of such default and continuing for each day such default continues, to reimburse Landlord for its additional administrative costs in processing such payment. Unless Landlord notifies Tenant otherwise, all Rent payments shall be made payable and sent to: First Capital Income Properties, Ltd. - Series VIII, Dept. 77-5065, Chicago, Illinois 60678-5065.

     B. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or in any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     C. If Tenant pays any installment of Rent by check and such check is returned for insufficient funds or other reasons not the fault of Landlord, then Tenant shall pay Landlord, on demand, a processing fee of One Hundred Dollars ($100.00) per returned check plus all applicable late charges and if three (3) checks are returned for insufficient funds or other reasons not the fault of Landlord, all subsequent payments to Landlord by Tenant shall be either in a certified or cashier's check.

SECTION 5.2. PAYMENT OF MINIMUM RENT. Tenant shall pay to Landlord the Minimum Rent provided in Section 1.1(E), in equal monthly installments, in advance, commencing on the Commencement Date and on the first day of each and every calendar month thereafter throughout the Term. The first monthly installment of Minimum Rent will be paid by Tenant within ten (10) days after the date of this Lease.

SECTION 5.3. PAYMENT OF PERCENTAGE RENT. Tenant shall pay to Landlord Percentage Rent for each Lease Year or Partial Lease Year commencing on the twentieth (20th) day of the month immediately following the month in which the Gross Sales (as hereinafter defined in Section 5.4(A) below) first exceed the Full Year Breakpoint or Partial Year Breakpoint as the case may be, and on the twentieth (20th) day of each month thereafter during the remainder of such Lease Year or Partial Lease Year.


SECTION 5.4. "GROSS SALES" DEFINED. "Gross Sales" means the sale price of all merchandise sold, whether by mail, telephone or other means, including sales from coin operated machines (but excluding pay telephones and coin operated machines maintained exclusively for use of Tenant's employees) and the charges for all services performed, actually received by Tenant or any other person or entity in, at or from the Leased Premises without reserve for uncollected amounts. Gross Sales shall not include exchanges of merchandise between Tenant's stores made only for the convenient operation of Tenant's business and not to consummate a sale made in, at or from the Leased Premises, returns to manufacturers, refunds to customers on transaction otherwise included in Gross Sales, sales of fixtures in the ordinary course of business or any sales, excise or similar taxes collected from customers and paid out by Tenant, and sales to employees at a discount provided such sales do not exceed two percent (2%) of Gross Sales.

SECTION 5.5.  STATEMENTS OF GROSS SALES.

     A. Tenant shall provide Landlord with statements of monthly Gross Sales within twenty (20) days after Landlord's written request therefore which request shall be made no more than six (6) times in any twelve (12) month period.

     B.   On or before the sixtieth (60th) day following the end of each twelve
(12) month period during the term hereof, Tenant shall deliver to Landlord a written statement certified as correct by an authorized officer of Tenant and showing in reasonable detail Tenant's Gross Sales for such twelve (12) month period. Such statement shall be accompanied by a payment of the Percentage Rent due under paragraph 1.1F. Tenant shall keep at the Leased Premises or elsewhere for at least three (3) years all original books and records or copies thereof disclosing information pertaining to its Gross Sales. Landlord and Landlord's agents shall have the right, upon ten (10) days written notice to Tenant, to examine and audit such books and records. If such examination or audit discloses either an understatement or overstatement of Gross Sales, Tenant shall promptly pay Landlord any deficiency in percentage rent as disclosed by such audit or Landlord will refund to Tenant the amount of any overpayment in percentage rent as disclosed by such audit. If the amount of such understatement of Gross Sales is three percent (3%) or more, then Tenant shall also pay to Landlord upon demand the reasonable cost of such audit or examination and interest on the amount of such deficiency payment at the interest rate set forth in Section 1.2(G) of this Lease as of the first day of the month on which any such sum is due and owing.


SECTION 5.6.  RECORDS AND AUDITS.

     Intentionally omitted.

SECTION 5.7. TAXES. The term "Taxes" shall mean the total of all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, including assessments for public improvements and betterments, assessed, levied or imposed with respect to the land and improvements included within the Shopping Center, taxes on rents, leases or subleases or on the privilege of leasing or subleasing. If, at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes levied, assessed or imposed on real estate and the improvements thereon shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings in the Shopping Center, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. No inheritance, estate, franchise, corporation, income or profit tax that is or may be imposed upon Landlord personally shall be deemed to be included in "Taxes". Notwithstanding anything contained herein to the contrary, Tenant's obligation hereunder to reimburse Landlord for payment of Taxes shall not include penalties imposed for late payment of Taxes. Landlord may, at any time, without charge to Tenant, seek a refund or reduction of Taxes. If Tenant requests in writing that Landlord contest or appeal Taxes paid or to be paid by Tenant and agrees to pay its proportionate share of all fees, costs and expenses (including reasonable attorneys' fees and court costs) paid or incurred by Landlord in connection with such appeal, and Landlord does not agree within sixty (60) days after such written request by Tenant to either contest or appeal Taxes, Tenant at its cost and expense, may dispute or contest the amount of any Taxes by appropriate proceedings against the taxing authority conducted in good faith, provided that such proceedings shall be brought in the name of Tenant unless the applicable law requires that such proceedings cannot be brought solely in Tenant's name or must be brought in Landlord's name, in which event Landlord consents to the use of its name in such action. Landlord shall cooperate with Tenant if Tenant brings such proceedings and shall provide information reasonably requested by Tenant pertaining thereto and shall execute such documents as may be reasonably necessary for such proceedings. Landlord's obligation to provide information reasonably requested by Tenant shall be conditioned upon Landlord's receiving, prior to providing such information, a written agreement from Tenant to keep such information confidential and not disclose such information to anyone other than the taxing authority and as may be required in connection with such proceeding. If any contest or appeal of Taxes by either Landlord or Tenant results in a refund of any Taxes to Landlord, such refund will be used first to pay directly or to reimburse Tenant and Landlord and others joining in such proceeding for costs and expenses incurred in connection therewith. If Tenant brings such action, each tenant of the Shopping Center will be paid its proportionate share of any balance remaining after payment of the costs and expenses incurred in such action. If Landlord brings such action, then, unless Tenant agrees in advance to pay its proportionate share of all fees, costs and expenses (including attorney's fees and court costs) paid or incurred by Landlord in seeking or obtaining any refund of Taxes whether or not successful, Tenant shall not be entitled to receive any share of any such refund. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage or expense, including reasonable attorneys' fees, incurred as a result of any such proceedings brought by Tenant.

SECTION 5.8.  PAYMENT OF TAX RENT.

     A. Tenant's proportionate share of Taxes (the "Tax Rent") for each Tax Year (as hereinafter defined) shall be computed by multiplying the amount of the Taxes less any contributions to Taxes made by all Separately Assessed Tenants (as hereinafter defined) by a fraction, the numerator of which shall be the floor space of the Leased Premises and the denominator of which shall be the leasable floor space of the Shopping Center (excluding the floor space of the Separately Assessed Tenants). "Separately Assessed Tenant" shall mean any tenant whose premises within the Shopping Center are separately assessed and included on a separate tax bill and who is obligated to pay the entire amount of such tax bill directly to the taxing authorities or to Landlord. The term "Tax Year" means each twelve (12) month period established as the real estate tax year by the taxing authorities having jurisdiction over the Shopping Center.

     B. Tax Rent shall be paid by Tenant in equal monthly installments in such amounts as are estimated and billed by Landlord for each Tax Year during the Term, with the first installment being due on the Commencement Date and each succeeding installment being due on the first day of each calendar month thereafter. If at any time during a Tax Year (or after a Tax Year if the final amount of the Taxes has not been determined) it shall appear that Landlord has underestimated the Tax Rent for such Tax Year, Landlord may adjust the amount of the monthly installments of Tax Rent and bill Tenant for any deficiency which may have accrued during such Tax Year. After Landlord's receipt of the final tax bills for each Tax Year, Landlord shall notify Tenant of the amount of Taxes for the Tax Year in question and the amount of the Tax Rent for such Tax Year, and within twenty (20) business days after Landlord's receipt of the final tax bill for each Tax Year Landlord will provide Tenant with a copy of the final tax bill for such Tax Year. Any overpayment or deficiency in the Tax Rent for such Tax Year shall be adjusted between Landlord and Tenant as follows: Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days after the aforesaid notification to Tenant, the amount of any such excess or deficiency of Tax Rent paid or payable by Tenant. As of the date of this Lease, Tax Rent for the year 1996 is estimated to be $1.60 per gross leasable square foot of the Shopping Center.


SECTION 5.9. RENT FOR A PARTIAL MONTH. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of each monthly installment of Rent for each day of such portion in advance at the beginning of such portion.


SECTION 5.10. RENT FOR A PARTIAL LEASE YEAR. During any Partial Lease Year for each item of Rent which is calculated on an annual basis but payable in monthly installments, Tenant shall pay an amount equal to the product arrived at by multiplying the annual amount of such item of Rent payable for the first full Lease Year, in the case of a Partial Lease Year at the beginning of the Term, or for the last full Lease Year, in the case of a Partial Lease Year at the end of the Term, by a fraction, the numerator of which shall be the number of days in the Partial Lease Year and the denominator of which shall be 365.


SECTION 5.11. TAXES ON TENANT'S PERSONAL PROPERTY. If any such tax, excise on rents or other imposition, however described, is levied or assessed by any taxing authority on account of Tenant's interest in this Lease, the Tenant Improvements, any Tenant Property, or if any other taxes are imposed upon Tenant's right to occupy the Leased Premises, Tenant's investment or business operation in the Leased Premises then Tenant shall be responsible therefor and shall pay the same before delinquency. If any taxing authority requires that any such tax or excise on rents or other imposition, however described, for which Tenant is responsible (other than the Taxes included in the calculation of the Tax Rent) be paid by Tenant, but collected by Landlord for and on behalf of such taxing authority and forwarded by the Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of Rent.


                                  ARTICLE VI

                                 COMMON AREAS

SECTION 6.1. USE OF COMMON AREAS. During the Term, Tenant, its employees, agents and customers shall have a non-exclusive license, in common with Landlord and all others to or for whom Landlord has given or may hereafter give rights to use the Common Areas but such license shall at all times be subject to the exclusive control and management by Landlord and such reasonable rules and regulations as Landlord may, from time to time, impose, which do not interfere with Tenant's use of the Leased Premises or conflict with any provision of this Lease.

SECTION 6.2. MANAGEMENT AND OPERATION OF COMMON AREAS. Landlord shall operate, decorate, repair, equip and maintain, or shall cause to be decorated, operated, repaired, equipped and maintained, the Common Areas in a manner consistent with the level of such operation and maintenance at other similar shopping centers in the area in which the Shopping Center is located. In connection with the exercise of its rights under this Section 6.2, Landlord may: (i) utilize the Common Areas for promotions, exhibits, food facilities and any other use which Landlord, in its reasonable business judgment, deems appropriate for such Common Areas; (ii) erect, install, remove and lease, kiosks, planters, pools, sculpture, temporary scaffolds and other aids to construction, and other improvements within the Common Areas; (iii) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of any part of the Shopping Center; (iv) close temporarily all or any portion of the Common Areas; (v) grant individual tenants and others the right to conduct sales in the Common Areas; (vi) restrict parking by tenants and other occupants of the Shopping Center, their employees, agents, and concessionaires; (vii) temporarily close all or any portion of the Shopping Center and in connection therewith, seal off all entrances to the Shopping Center or any portion thereof to such extent as may, in the sole opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public thereon; (viii) temporarily suspend any and all services, facilities and access by the public to all or any part of the Shopping Center on legal holidays or due to any event beyond the reasonable control of Landlord; and (ix) do and perform any other acts in and to said Common Areas as, in the exercise of good business judgment, Landlord shall deem advisable, provided, however, Landlord shall not construct or place any improvements within the "no-build" area without Tenant's prior written consent, except as provided in Section 2.2 above.


SECTION 6.3. "LANDLORD'S OPERATING COSTS" DEFINED. The term "Landlord's Operating Costs" shall mean all reasonable costs and expenses incurred by Landlord, in connection with the operation, security, maintenance and repair of the Common Areas and roof of the Shopping Center in a manner consistent with the level of such security, operation, maintenance and repair at first class shopping centers in the area in which the Shopping Center is located, including the costs and expenses of: (i) lighting, cleaning, painting, paving and striping of the parking areas in the Common Areas, (ii) removing snow, ice, garbage, trash and debris from the Common Areas, (iii) operating, maintaining, repairing and replacing ducts, conduits and similar items, storm and sanitary drainage systems and other utility systems, security systems and/or programs, signs and markers, on and off site traffic regulation and control signs and devices, (iv) premiums for public liability insurance covering the Shopping Center and for all risk casualty insurance covering the Shopping Center (but excluding any additional cost insuring improvements made by tenants of the Shopping Center and the personal property of such tenants); (v) exterior planting, replanting and replacing flowers, shrubbery, plants, trees, and other landscaping; (vi) all repairs, equipping, operation, maintenance and replacement (provided replacement is not a capital expenditure) of or to required vehicles and equipment, (vii) personnel, including, management, security and maintenance personnel employed in connection with the management, operation, maintenance and repair of the Common Areas, and all costs and expenses relating to the employment of such personnel,
(viii) all utility costs relating to the Common Areas; and (ix) an administrative fee in an amount, in the aggregate, equal to fifteen percent (15%) of the total of all Landlord's Operating Costs (excluding the administrative fee). Landlord's Operating Costs shall not include, however: (a) except for maintenance and repairs of the roof, and insurance premiums, any expense relating to any portion of the Shopping Center other than Common Areas;
(b) depreciation; (c) costs of repairs and replacements to the extent that proceeds of insurance or condemnation awards are received therefor; (d) any "Capital Expenditure" as defined by generally accepted accounting principles,
(e) fines or penalties resulting from Landlord's breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance by any of the Landlord Related Parties; (f) the cost of any item or service to the extent of any direct reimbursement Landlord actually receives with respect thereto from Tenant or any other tenant or occupant of the Shopping Center (other than reimbursement Landlord receives through payment of a proportionate or other share of Landlord's Operating Costs); (g) the amount of brokerage commissions paid by Landlord in connection with the leasing of space by Landlord in the Shopping Center; (h) principal and interest payments to service the debt under any mortgage secured by the Shopping Center; (i) lease rentals under any ground or underlying lease affecting the Shopping Center; (j) Taxes and Tax Rent; and (k) the cost of construction of new improvements in the Common Areas.


SECTION 6.4.  TENANT'S PROPORTIONATE SHARE OF LANDLORD'S OPERATING COSTS.

     In and for each Lease Year or Partial Lease Year, Tenant shall pay Landlord, as additional rent, a proportionate share of Landlord's Operating Costs ("Tenant's Proportionate Share of Landlord's Operating Costs"), which shall be computed by multiplying the amount of Landlord's Operating Costs by a fraction, the numerator of which shall be the floor space of the Leased Premises and the denominator of which shall be the leasable floor space of the Shopping Center. Tenant's Proportionate Share of Landlord's Operating Costs shall otherwise be paid and adjusted in the same manner the Tax Rent is paid and adjusted pursuant to Section 5.8, but for Operating Cost Years (as hereinafter defined) or portions thereof, if the Term does not begin or end at the beginning or end of an Operating Cost Year. "Operating Cost Year" shall mean each twelve month period established by Landlord (from time to time) as the Operating Cost Year at the Shopping Center. Notwithstanding anything in this Lease to the contrary, there will be no duplication in charges to the Tenant by reason of the provision in this Lease setting forth Tenant's obligation to reimburse Landlord for Landlord's Operating Costs or by reason of any other provision in this Lease.


SECTION 6.5  EXAMINATION OF BOOKS AND RECORDS.

     Tenant, at its cost and expense within six (6) months after the end of any Operating Cost Year and on ten (10) days prior notice to Landlord (but not during the months of October, November or December so long as the Operating Cost Year ends December 31) shall have the right, during normal business hours, to inspect and audit the books, records, receipts, invoices, checks and other items of Landlord (which Landlord agrees to maintain at the Shopping Center or at another location acceptable to Tenant) for the purpose of verifying the amount and accuracy of Landlord's Operating Costs for the prior Operating Cost Year. If any such inspection or audit reveals either an overpayment or underpayment by Tenant of amounts due as Landlord's Operating Costs for the prior Operating Cost Year, then Landlord will refund to Tenant the amount of such overpayment within twenty (20) days after Tenant's written request therefor or Tenant will pay to Landlord the amount of such underpayment within twenty (20) days after Landlord's written request therefor as the case may be. If the amount of any overstatement of Landlord's Operating Costs is three percent (3%) or more, then Landlord shall pay to Tenant upon demand the reasonable cost of such audit or examination and interest on the amount of any overpayment by Tenant at the interest rate set forth in Section 1.2(G) of this Lease as of the first day of the month on which any such sum is due and owing.


                                  ARTICLE VII

                                   UTILITIES

SECTION 7.1.  UTILITY CHARGES.

     Tenant shall pay all rents and charges for water, sewer, electricity, gas, heat, steam, hot and/or chilled water, air-conditioning, ventilating, telephone service and other utilities supplied to the Leased Premises, however supplied (the "Utility Charges"), when the same become due. If any such utilities are not separately metered, then in addition to Tenant's payments of separately metered charges, Tenant shall pay to Landlord on, at Landlord's option, either the first day of each calendar month or within ten (10) days after receipt of a bill therefor, Tenant's proportionate share of such Utility Charges which shall be calculated as follows: the Utility Charges for such utilities shall be multiplied by a fraction, the numerator of which shall be the floor space of the Leased Premises and the denominator of which shall be the total floor space of tenants using such utilities. Landlord may, at any time, install submeters in connection with the utility services furnished to the Leased Premises and thereupon collect all or any part of the Utility Charges directly from Tenant provided that such Utility Charges shall not exceed the rates Tenant would be charged if billed directly by the local utility therefor for the same services. Landlord, in its sole discretion, shall have the right, at all times, to alter any and all utilities, and the equipment relating thereto, serving the Shopping Center or any portion thereof, provided such alteration by Landlord does not result in a diminution of the utility service to the Leased Premises. Tenant shall execute and deliver to Landlord without delay such documentation as may be required to effect such alteration.

SECTION 7.2. DISCONTINUANCES AND INTERRUPTIONS OF SERVICE. None of the Landlord Related Parties shall be liable to Tenant in damages or otherwise for the quality, quantity, failure, unavailability, discontinuance or disruption of any utility service (including any discontinuance pursuant to the immediately succeeding sentence) and the same shall not (i) constitute a termination of this Lease; (ii) an actual or constructive eviction of Tenant; or (iii) entitle Tenant to an abatement of Rent or other charges (except as specifically set forth herein). Notwithstanding the foregoing, if such disruption or interruption of service is due solely to Landlord's negligence and said interruption of service shall continue for more than forty-eight (48) hours after notice thereof from Tenant to Landlord and prohibit Tenant from operating its business in the Leased Premises, Minimum Rent shall abate until the earlier of the date of restoration of service or the reopening of Tenant's business in the Leased Premises.

                                 ARTICLE VIII

                            INDEMNITY AND INSURANCE

SECTION 8.1. INDEMNITY BY TENANT. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of any of the Landlord Related Parties, Tenant shall indemnify, defend and hold the Landlord Related Parties harmless against and from all losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees, which maybe imposed upon, incurred by, or asserted against any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use or occupancy or maintenance of the Leased Premises by, through or under Tenant, Tenant's use of the sidewalk in front of the Leased Premises for sidewalk sales pursuant to Article 4.4X, and (without limiting the generality of the foregoing) any of the following occurring during the Term: (i) any work or thing done in, on or about the Leased Premises or any part thereof by any of the Tenant Related Parties; (ii) any use, non-use, possession, occupation, condition or operation of the Leased Premises or any part thereof;
(iii) any maintenance or management of the Leased Premises or any part thereof by any of the Tenant Related Parties; (iv) any act or omission of Tenant or any of the Tenant Related Parties (but as to Tenant's invitees, only to the extent such act or omission occurs within the Leased Premises); (v) any injury or damage to any person or property occurring in, on or about the Leased Premises or any part thereof; (vi) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant, on its part, must comply or perform; (vii) any Transfer (as defined in Section 15.1) or proposed Transfer. In case any action or proceeding is brought against any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval shall not be unreasonably withheld.


SECTION 8.2. LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of any of the Landlord Related Parties, none of the Landlord Related Parties shall be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant resulting from any accident or occurrence in, on or about the Leased Premises or any other part of the Shopping Center, including, without limitation, claims for loss, theft or damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, of any utility, improvement, system or structure in the Shopping Center; (iv) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Shopping Center or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by operations in the construction of any private, public or quasi-public work; or (v) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Shopping Center as Tenant is herein given the right to use, at Tenant's own risk. The previous sentence shall not be construed to obligate Tenant to use or occupy the Leased Premises.


SECTION 8.3. TENANT'S INSURANCE. At all times commencing on and after the earlier of (i) the Possession Date, (ii) the Commencement Date, or (iii) the date Tenant enters the Leased Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

     A. Commercial General Liability Insurance applicable to the Leased Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of One Million Dollars ($1,000,000) and containing a contractual liability endorsement.

     B. All risks of physical loss insurance written at replacement cost value and with a replacement cost endorsement covering all Tenant Improvements installed in the Leased Premises. Tenant may self-insure for the all risks of physical loss coverage specified in this Section 8.3(B), provided (a) Tenant delivers to Landlord on or prior to the Possession Date a letter on Tenant's letterhead specifying the types of coverages and the liability limits with respect to which Tenant is self insuring, and (b) Tenant delivers to Landlord audited financial statements, reasonably satisfactory to Landlord, prepared in accordance with generally accepted accounting principles consistently applied and certified by an independent certified public accountant that Tenant or its general partner has a net worth as measured by capital, surplus and retained earnings ("Net Worth") in the amount of Ten Million Dollars ($10,000,000) or more as of the date of said statement. If Tenant self-insures in accordance with the above, then in order to maintain such self insurance, Tenant or its general partner must maintain throughout the Term a Net Worth of at least Ten Million Dollars ($10,000,000), delivering to Landlord, within ninety (90) days after the end of each of Tenant's fiscal years a statement in the form described above, evidencing Tenant's or its general partner's Net Worth. If at any time Tenant's or its general partner's Net Worth is less than Ten Million Dollars ($10,000,000), then Tenant must obtain, provide, and keep in full force and effect the above referenced insurance coverages with respect to the Leased Premises and provide Landlord with evidence of the same. If at any time this Lease is cancelled or terminated by either party as herein permitted following any casualty loss which Tenant has self-insured in whole or in part (an "uninsured loss") and Landlord would have been entitled to receive and retain the insurance proceeds payable because of such casualty if the uninsured loss had been covered by insurance, then Tenant shall promptly pay to Landlord an amount equal to the insurance proceeds that would have been payable with respect to the uninsured loss if Tenant had carried insurance in the form and amount required by the terms of this Lease rather than self-insuring such loss.


SECTION 8.4. TENANT'S CONTRACTOR'S INSURANCE. Before any alterations, additions, improvements or construction are undertaken by or at the direction of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Leased Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Shopping Center is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of the Tenant Improvements and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of One Million Dollars ($1,000,000); such limit may be accomplished by means of an umbrella policy.


SECTION 8.5. POLICY REQUIREMENTS. Any company writing the insurance which Tenant is required to maintain or cause to be maintained pursuant to Sections 8.3A and 8.3B ("Tenant's Insurance") shall at all times be a company with at least a Best's rating of A-VII and each such company shall be licensed and qualified to do business in the State in which the Leased Premises are located. Tenant's Insurance may be carried under a blanket policy covering the Leased Premises and any other of Tenant's locations. All policies evidencing the insurance to be maintained pursuant to Section 8.3A shall specify Tenant and "owner(s) and its (or their) principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. All policies evidencing Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of the term of any such insurance coverage, a certificate of insurance of all policies evidencing Tenant's Insurance. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease, at law or in equity. If Tenant fails to perform its obligations under Sections 8.3A, 8.3B, 8.4 or 8.5 of this Article VIII, then Landlord may, but shall not be required to, perform any such obligations on behalf of Tenant and add the cost of the same as additional rent, payable on demand.


SECTION 8.6. INCREASE IN INSURANCE PREMIUMS. Neither Tenant nor any of the other Tenant Related Parties shall do or fail to do anything which will (i) violate the terms of or increase the rate of, any of Landlord's or any other tenant or occupant's insurance policies; (ii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee; or (iii) contravene the rules, regulations and recommendations of Landlord's insurance companies, the Fire Insurance Rating Organization or any similar body having jurisdiction over the Leased Premises or the National Board of Fire Underwriters or any similar body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions. In the event of the occurrence of any of the events set forth in this Section 8.6, Tenant shall pay Landlord upon demand, as additional rent, the cost of the amount of any increase in any such insurance premium.


SECTION 8.7. WAIVER OF RIGHT OF RECOVERY. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other and their respective Related Parties for any loss or damage that may occur to Landlord or Tenant or any party claiming by through or under Landlord or Tenant, as the case may be, their respective property, the Shopping Center or the Leased Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective Related Parties, which loss or damage could have been covered under standard all risks of physical loss insurance, plate glass insurance, rent loss insurance (for Landlord) or business interruption insurance (for Tenant). All insurance policies carried by either party with respect to the Shopping Center or the Leased Premises, whether or not required to be carried by this Lease shall permit the waiving of any right of recovery on the part of the insured against the other party for any loss or damage to the extent such rights have been waived by the insured prior to the occurrence of such loss or damage.

SECTION 8.8. LANDLORD'S INSURANCE. Landlord currently maintains all risk of physical loss coverage for the full replacement cost of the Shopping Center (excluding foundations and excavations) and shall maintain throughout the term of this Lease property insurance coverage for the Shopping Center consistent with that being maintained from time to time by reasonably prudent owners of properties similar to the Shopping Center in the San Antonio, Texas area. Landlord will also maintain General Liability Insurance with limits of One Millions Dollars ($1,000,000) combined single limit each occurrence and excess limits of

Four Million Dollars ($4,000,000). Landlord shall insure the Leasehold Improvements for Landlord's benefit only. Any insurance required by the terms of the Lease to be carried by the Landlord may be under a blanket policy covering other property of the Landlord or its related or affiliated entities. Notwithstanding anything to the contrary contained herein, at any time or from time to time during the Term, Landlord may self insure all or any portion of the risks described in this Section 8.8. Landlord will provide Tenant, at Tenant's request, a copy of certificates evidencing the insurance to be maintained by Landlord. Tenant acknowledges that the insurance to be maintained by Landlord will not insure Tenant's Property or Tenant's interest in Tenant Improvements.

SECTION 8.9. RELATIONSHIP OF INSURANCE. With respect to reconstruction of Tenant Improvements which is the obligation of Tenant under this Lease, Tenant's Insurance covering Tenant Improvements shall be primary. With respect to the Leasehold Improvements (other than Tenant Improvements), Landlord's insurance covering Leasehold Improvements shall be primary. In no event shall Tenant be entitled to any of the proceeds of Landlord's insurance.


                                  ARTICLE IX

                                 CONSTRUCTION

SECTION 9.1. CONDITION OF LEASED PREMISES. By taking possession of the Leased Premises, Tenant is deemed to have (i) inspected the Leased Premises; (ii) accepted the Leased Premises "AS IS" with no representation or warranty by or on behalf of Landlord as to the condition or suitability of the Leased Premises or of the Shopping Center for Tenant's proposed improvements thereto or use thereof; and (iii) agreed that Landlord has no obligation to improve or repair the Leased Premises or the Shopping Center unless said obligation is specifically set forth in this Lease.


SECTION 9.2.  TENANT IMPROVEMENTS.

     A. Any and all improvements to and remodeling of the Leased Premises required of Tenant pursuant to this Lease or otherwise (the "Tenant Improvements") including, without limitation, the initial Tenant Improvements (hereinafter defined), shall be performed (i) by Tenant at Tenant's sole cost and expense, (ii) in accordance with plans and specifications approved in writing in advance by Landlord, which approval shall not be unreasonably withheld or delayed, and the terms of this Lease, (iii) in a first-class workmanlike manner with first-class materials, (iv) by duly qualified or licensed persons and (v) without interference with the operation of Landlord or other occupants of the Shopping Center. Upon receipt of Landlord's written approval of such plans and specifications, Tenant shall promptly commence and diligently pursue to completion the construction of the initial Tenant Improvements. To the extent any part of any Tenant Improvements is not shown on the approved plans or is a change from the approved plans, Tenant must obtain Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Tenant shall enter the Leased Premises prior to the Commencement Date, then Tenant shall perform all duties and obligations imposed by this Lease including, without limitation, the obligation to pay all Utility Charges, but excepting its obligation to pay Minimum Rent, Percentage Rent, Tax Rent, Tenant's Proportionate Share of Landlord's Operating Costs all of which shall accrue from and after the Commencement Date.

     B. Following the Possession Date, Tenant shall undertake construction of improvements in and to the Leased Premises as set forth in Exhibit D attached hereto (the "Initial Tenant Improvements") and shall complete the same in a good and workmanlike manner in compliance with plans and specifications approved by the Landlord and all applicable Laws and regulations of Federal, State and local governmental bodies. Subject to any applicable Law, in the event of a direct conflict between the final plans and specifications for the initial Tenant Improvements, as finally approved by Landlord, and the construction provisions contained in this Lease, the final Landlord approved plans and specifications shall control Tenant's construction of the initial Tenant Improvements and shall supersede any directly inconsistent construction provisions contained in this Lease. To the extent the approved plans and specifications do not deal with an item specifically, Tenant must obtain Landlord's prior written approval which shall not be unreasonably withheld or delayed.

SECTION 9.3.  SCHEDULE OF PLAN SUBMISSION FOR INITIAL TENANT IMPROVEMENTS.

     A. Not later than seven (7) days after the date of this Lease, Tenant shall notify Landlord of the identity and mailing address of the licensed architect engaged by Tenant for the preparation of plans for the initial Tenant Improvements and Landlord agrees to accept such licensed architect as Tenant's authorized agent.

     B. Not later than thirty (30) days after the date of this Lease Tenant, at Tenant's expense, shall cause Tenant's architect to prepare and deliver to Landlord for Landlord's approval two (2) sets of final plans and specifications for the initial Tenant Improvements.

     C. Landlord agrees to review Tenant's plans and specifications within fifteen (15) business days after receipt thereof and notify Tenant of the matters, if any, in which said plans fail to conform to Landlord's construction requirements or otherwise fail to meet with Landlord's approval (which approval shall not be unreasonably withheld). Tenant shall cause said plans to be revised in such manner as to comply with Landlord's requirements within ten (10) days after Landlord's notice to Tenant and Tenant shall submit revised plans for Landlord's approval. When Landlord has approved Tenant's plans or revised plans, as the case may be, Landlord shall initial and return one (1) set of approved plans to Tenant showing the date of Landlord's approval. Tenant shall not commence the work within the Leased Premises until Landlord has approved Tenant's final plans, unless Landlord's prior approval has been obtained in writing. Notwithstanding anything to the contrary contained herein, Landlord's approval of any plans and specifications submitted by Tenant pursuant to this
Section 9.3 or otherwise is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and the Tenant Improvements shown thereon comply with applicable Laws or that the same are structurally sound and Tenant shall be solely responsible for causing such compliance and for the quality and structural integrity of any Tenant Improvements and Tenant acknowledges that it is not relying on any of the Landlord Related Parties for the same.

     D. Notwithstanding anything contained in this Lease to the contrary, Tenant is required to complete the initial Tenant Improvements on or before the date Tenant opens for business in the Leased Premises and Tenant is required to open for business to the public in the Leased Premises on or before Ninety (90) days following the Possession Date.

SECTION 9.4. SECURITY FOR TENANT'S WORK. Before commencing any Tenant Improvements within the Leased Premises (other than the initial Tenant Improvements), Tenant shall supply financial security acceptable to Landlord (in its reasonable business judgment), guaranteeing and securing the completion of and payment for the Tenant Improvements, if the same is required by Landlord. The provisions of this Section 9.4 shall not apply to Tenant Improvements in any twelve (12) month period during which the aggregate cost of Tenant Improvements is less than the Approved Improvement Cost. The Approved Improvement Cost shall be Fifty Thousand and No/100 Dollars ($50,000.00) for the first twelve (12) months of the Lease and shall be increased by five percent (5%) for each subsequent twelve (12) month period.

SECTION 9.5. OWNERSHIP OF IMPROVEMENTS. All present and future alterations, additions or improvements made in, on or to the Leased Premises, by either party, including, without limitation, all non-trade equipment and fixtures, light fixtures, roof-top air-conditioning units, pipes, ducts, conduits, plumbing, wiring, panelling, partitions, mezzanines, floors, floor and wall coverings, and similar items (the "Leasehold Improvements") shall be deemed the property of Landlord and unless Landlord directs otherwise, shall remain upon and be surrendered with the Leased Premises as part thereof in good order, condition and repair, ordinary wear and tear and casualty loss excepted, upon Tenant's vacation or abandonment of the Leased Premises. If Landlord directs, Tenant shall remove all or a portion of the Tenant Improvements in the Leased Premises on or immediately prior to the Termination Date or the termination of Tenant's right to possession and shall restore the Leased Premises to the same condition as existed prior to the installation of such property, provided Landlord has notified Tenant prior to Tenant's making any such Improvements that Landlord will require removal upon such Termination. All movable goods, inventory, furniture, trade fixtures, equipment other than non-trade equipment and other movable personal property belonging to Tenant which are installed or stored in the Leased Premises by Tenant and are not permanently affixed to the Leased Premises, shall remain Tenant's property ("Tenant's Property") and shall be removed by Tenant on or prior to the Termination Date (or the termination of Tenant's right to possession of the Leased Premises, whichever is applicable) and Tenant shall immediately repair any damage to the Leased Premises caused by the removal of any of Tenant's Property and restore the Leased Premises to the same condition as existed prior to the installation of such property, ordinary wear and tear and casualty loss excepted. Landlord hereby waives and relinquishes any and all rights it may have pursuant to the laws of the State of Texas to any Landlord's or similar lien covering any of Tenant's property for Rent or other charges due or to come due pursuant to the terms of this Lease.


SECTION 9.6. MECHANIC'S LIENS. No mechanic's or other lien shall be allowed against the Shopping Center or the estate of Landlord. If any mechanic's or other lien shall at any time be filed against the Leased Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant or anyone claiming by, through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within thirty (30) days after notice of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, by paying the amount claimed to be due without inquiring as to the validity of any such lien, and the amount so paid by Landlord, including attorneys' fees incurred by Landlord in connection therewith, shall be due and payable by Tenant to Landlord upon demand as additional rent.

                                   ARTICLE X

            REPAIRS, MAINTENANCE, LANDLORD'S ACCESS AND ALTERATIONS

SECTION 10.1. REPAIRS BY LANDLORD. Subject to the terms and conditions set forth in Articles XI, XII and Sections 4.6 and 17.16, and provided that Landlord has actual knowledge of the necessity for such repairs, Landlord shall make, or cause to be made all necessary repairs (structural or otherwise) to the Common Areas (excluding, however, any areas any tenant or any other occupant of the Shopping Center is obligated to repair) and (except as otherwise specified in this Lease) to the structural components of the Shopping Center (except for structural components which any tenant or any other occupant of the Shopping Center is obligated to repair) including the roof, load-bearing walls, and exterior finishes on load bearing walls (but not interior finishes which shall be the responsibility of the tenants), foundations and structural floors serving the Leased Premises, structural components of the storefronts (but not non-structural components of the storefronts including storefront glazing consisting of glass, mullions, doors and frames and any other non-structural components and finishes) and water, sewer and other utility lines, ducts and conduits serving the Shopping Center and the Leases Premises (except to the extent the same exclusively serve the Leased Premises or exclusively serve any other tenant premises) all in accordance with good shopping center business practices. The foregoing does not in anyway relieve Tenant from its responsibility to pay its share of Landlord's Operating Costs as provided in this Lease. In addition, with respect to any structural repairs which would have been Landlord's responsibility pursuant to the foregoing, such structural repairs shall be performed at Tenant's sole cost and expense and, at Landlord's option, shall be performed by Tenant, to the extent such structural repairs are (a) subject to the provisions of Section 8.7, necessitated by the negligence or intentional misconduct of Tenant, its employees, agents or contractors, or (b) required by reason of Tenant's specific use of the Leased Premises or the particular configuration of the Tenant Improvements, or (c) necessitated by or to or in connection with any improvement, alteration, change or addition to the Leased Premises performed by or at the direction of Tenant, or any repair or replacement or maintenance which is Tenant's obligation under this Lease, or (d) required of Tenant in its capacity as an employer.


SECTION 10.2.  ALTERATIONS, REPAIRS, MAINTENANCE AND DISPLAYS BY TENANT.

     A. Any alterations or improvements made by Tenant in or to the Leased Premises or any part thereof shall (i) be subject to Landlord's prior written approval thereof (which approval shall not be unreasonably withheld), and (ii) performed in accordance with the provisions of Article IX. Tenant shall, at its sole expense, cause plans and specifications therefor to be prepared by an architect or other duly qualified person for Landlord's approval. In addition, Tenant shall not paint or decorate any part of the exterior of the Leased Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord's written approval.

     Notwithstanding the provisions contained in this Section 10.2 and provided Tenant is not in default under this Lease, Tenant shall have the right to make non-structural interior alterations to the Leased Premises without obtaining Landlord's prior written consent provided that: (i) such interior alterations shall be completed in a good and workmanlike manner in accordance with Landlord's design criteria for the Shopping Center and the plans and specifications for the Leased Premises originally approved by Landlord; and (ii) the cost of any such interior alterations shall not exceed in the aggregate Ten Thousand Dollars ($10,000.00) per Lease Year., and (iii) Tenant provides Landlord with construction plans and specifications for such alternations in advance.

     B. Tenant shall at all times during the Term, from and after the Possession Date, at its own cost and expense, maintain the Leased Premises in good order, condition and repair and make all necessary replacements and repairs to the Leased Premises (other than any repairs required to be made by Landlord pursuant to Sections 10.1, 11.2 or 12.1). Tenant's obligations shall include, without limitation, repairing, maintaining, and making replacements to items such as the following, but only to the extent the same are located within or exclusively serving the Leased Premises: floors (other than structural floors); walls (other than the exterior face or service corridor walls); ceilings; utility meters; pipes and conduits; fixtures; any loading dock servicing the Leased Premises (including any mechanical systems pertinent to the drainage thereof); subject to Section 4.6, electrical, heating, ventilating and air-conditioning equipment and systems (whether such electrical, heating, ventilating and air-conditioning equipment and systems are located inside the Leased Premises or on the roof of the Shopping Center) which are installed by Tenant or which exclusively serve the Leased Premises; sprinkler equipment, fire protection equipment and other equipment within the Leased Premises; the storefront(s); security systems within the Leased Premises; locks and closing devices; window sashes, casements and frames; glass; and doors and door frames.

     Tenant shall maintain and repair all heating, ventilation and air conditioning equipment servicing the Leased Premises in good order, condition and repair.

     C.  Intentionally omitted.

SECTION 10.3. INSPECTIONS AND ACCESS BY LANDLORD. Tenant shall permit Landlord, its agents, employees and contractors to enter all parts of the Leased Premises during Tenant's store hours (and in emergencies at any time) to inspect or exhibit the same to prospective lenders and purchasers and, during the last six
(6) months of the Term, to prospective tenants, or to make any repairs thereto, provided that Landlord agrees to use its reasonable efforts not to unreasonably disturb Tenant's conduct of business in the Leased Premises.


                                  ARTICLE XI

                                   CASUALTY

SECTION 11.1.  RIGHT TO TERMINATE.

     A. In the event of a fire or other casualty ("Casualty") affecting the Leased Premises, if (i) the Leased Premises shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof; or (ii) the proceeds of Landlord's insurance recovered or recoverable as a result of a Casualty and retained by Landlord shall be insufficient to pay fully for the cost of replacement of the Leased Premises, provided that, to the extent that Landlord is self-insured, Landlord will be deemed to have recovered the amount which would have been recovered if Landlord had carried commercial insurance coverage for the insurance required to be carried by Landlord pursuant to
Section 8.8 of this Lease; or (iii) the Leased Premises or the building in which the Leased Premises is located shall be damaged as a result of any cause which is not covered by Landlord's insurance; or (iv) the Leased Premises shall be damaged in whole or in part during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term; then, in any such event, Landlord may terminate this Lease by notice given to Tenant within ninety (90) days after the occurrence of such Casualty. If Landlord terminates this Lease as aforesaid, then the Termination Date shall be the date of such Casualty, provided Tenant shall have a reasonable period of time after receipt of such notice to remove Tenant's property from the Leased Premises. The "cost of replacement" shall be determined by the company or companies selected by Landlord's insurers, or if there shall be no such determination, by a person selected by Landlord qualified to determine such "cost of replacement." Landlord agrees that whenever in this
Section 11.1(A) it has the right to cancel Tenant's Lease it will not do so unless it shall likewise endeavor to cancel the leases of other tenants in the Shopping Center who are similarly affected by such Casualty.

     In the event of a Casualty affecting the Leased Premises, Tenant shall have the right to terminate this Lease if (a) the Leased Premises shall be damaged in whole or in part during the last two (2) years of the Term and the cost to repair or restore the Leased Premises exceeds twenty-five percent (25%) of the cost of replacement thereof or (b) if, in the reasonable opinion of a certified architect selected by Landlord and approved by Tenant (whose approval shall not be unreasonably withheld), Landlord cannot fulfill its obligations hereunder with respect to reconstruction of the Leased Premises within one hundred eighty
(180) days after the date of the Casualty, in which event, Landlord will notify Tenant in writing within ninety (90) days after the date of the Casualty. Tenant's right to terminate this Lease under this Section 11.1(A) shall be exercised by giving Landlord written notice of such exercise within forty-five
(45) days after the date of the Casualty in the case of clause (a) above and within thirty (30) days after delivery of Landlord's notice in the case of clause (b) above, and in either event the effective date of the termination shall be the date of such Casualty provided Tenant shall have a reasonable period of time after delivery of such notice to remove Tenant's Property from the Leased Premises.

     B. If the Casualty shall render the Leased Premises untenantable, in whole or in part, all Rent (other than Percentage Rent) shall abate proportionately during the period of such untenantability on the basis of the ratio which the amount of floor space of the Leased Premises rendered untenantable bears to the total floor space of the Leased Premises. Such abatement of Rent shall terminate on the earlier of (i) the date any repair and restoration work is substantially completed by Landlord pursuant to its obligations, if any, under Section 11.2, or sixty (60) days after such date in the event Tenant is required to perform repair work pursuant to Section 11.3, or
(ii) the date Tenant reopens for business in the portion of the Leased Premises previously rendered untenantable. Notwithstanding anything to the contrary contained herein, in the event as a result of a Casualty only a portion of the Leased Premises is damaged which results in Tenant being unable to operate its business within that portion of the Leased Premises not so damaged or destroyed, the Leased Premises shall be deemed to be completely untenantable for purposes of this Section 11.1(B). Except to the extent specifically set forth in this
Section 11.1, neither the Rent nor any other obligations of Tenant under this Lease shall be affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under law or by statute.


SECTION 11.2. LANDLORD'S DUTY TO RECONSTRUCT. Provided this Lease is not terminated pursuant to Section 11.1 or any other provision of this Lease, and subject to Landlord's ability to obtain the necessary permits therefor, Landlord shall promptly and diligently repair or reconstruct or demolish and rebuild the Leased Premises to a substantially similar condition as existed prior to the Casualty. Notwithstanding anything to the contrary contained herein, in no event shall any of the Landlord Related

Parties be liable for interruption of Tenant's business or for damage to or repair of any of those items which Tenant is required to insure, including all Tenant's Property and Tenant Improvements.


SECTION 11.3. TENANT'S DUTY TO RECONSTRUCT. Provided this Lease is not terminated pursuant to Section 11.1, promptly after Landlord has completed its duties contained in Section 11.2, Tenant shall commence and diligently pursue to completion the repair or replacement of the Tenant Improvements in the Leased Premises to a substantially similar condition as existed prior to the Casualty (and, to the extent not otherwise included as a Tenant Improvement, replacement of all plate glass in the Leased Premises) and otherwise in accordance with the terms and conditions of this Lease. Tenant shall reopen for business in the Leased Premises as soon as practicable after the occurrence of the Casualty. In no event shall Tenant's duty to reconstruct the Tenant Improvements be affected by the fact that Landlord may have insurance covering the Leasehold Improvements.


SECTION 11.4. INSURANCE PROCEEDS ANY PAYMENTS BY TENANT. All proceeds of insurance carried by Tenant covering the Tenant Improvements and Tenant's Property shall belong to and be payable to Tenant. If this Lease is terminated by Landlord or Tenant pursuant to Section 11.1 of this Lease, or if Tenant does not repair, redecorate and refixture the Leased Premises pursuant to Section
11.3 of this Lease, Tenant shall pay Landlord an amount equal to the cost of all Tenant Improvements (as reported and reasonably documented to Landlord) less the Tenant Allocated Amount as defined herein, up to the amount of the deductible under Landlord's casualty insurance.

     The Tenant Allocated Amount shall be: the cost of Tenant Improvements (as reported and reasonably documented to Landlord) divided by the number of Lease Years (including a fractional amount representing any Partial Lease Year in the initial Term of this Lease and multiplied by the number of Lease Years (including a fractional amount representing any Partial Lease Year) remaining in the initial Term of this Lease as of the date of the casualty.



                                  ARTICLE XII

                                 CONDEMNATION

SECTION 12.1.  TAKING OF LEASED PREMISES.

     A. If (i) any portion of the Leased Premises or (ii) any portion of the Common Areas which is necessary to provide access to visibility of or parking for the Leased Premises, shall be taken under the power of eminent domain by any public or quasi-public authority (a "taking"), either party shall have the right to terminate this Lease as of the date physical possession of the property taken is delivered to the condemning authority (hereinafter referred to as the "effective date of the taking") by giving notice to the other party of such election within forty-five (45) days after the receipt of notice of the taking.

     B. If there is a taking of a portion of the Leased Premises or Common Areas and this Lease shall not be terminated pursuant to Section 12.1(A), then
(i) as of the effective date of the taking, this Lease shall terminate only with respect to the portion taken; (ii) after the effective date of the taking and during the balance of the Term, the Minimum Rent, and the Full and Partial Year Breakpoints, if any, shall be reduced by multiplying the same by a fraction, the numerator of which shall be the floor space of the Leased Premises not so taken and the denominator of which shall be the floor space of the Leased Premises immediately prior to the taking; (iii) as soon as reasonably possible after the effective date of the taking, Landlord shall, at its expense and to the extent feasible, restore the remaining portion of the Leased Premises or Common Areas, as the case may be, to a complete unit; provided, however, that Landlord shall not be required to expend more on such alteration or restoration work than an amount equal to the net proceeds of the condemnation award actually received and retained by Landlord which is allocable to the Leased Premises and/or Common Areas, as the case may be.


SECTION 12.2.  TAKING OF SHOPPING CENTER.  Intentionally omitted.


SECTION 12.3. CONDEMNATION AWARD. All compensation awarded for any taking of the Leased Premises (including, without limitation, the Tenant Improvements and Leasehold Improvements) or the Shopping Center or any interest in either shall belong to and be the property of the Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in any such award, except to the extent that this Lease is terminated and Tenant files a claim in its name and at its sole cost and expense, and the condemning authority specifically awards to Tenant or specifically allocates a portion of the award to Tenant for the Unamortized Improvement Cost calculated as of the effective date of the taking, and Tenant's relocation expenses and lost goodwill. The Unamortized Improvement Cost shall be calculated by (i) dividing the cost incurred by Tenant, for Tenant Improvements (as reported and reasonably documented to

Landlord by Tenant), by the number of Lease Years (including a fractional amount representing any Partial Lease Years) in the initial Term of this Lease, and
(ii) multiplying the resulting quotient by the number of Lease Years (including a fractional amount representing any Partial Lease Years) remaining in the initial Term of this Lease.


                                 ARTICLE XIII

                                MARKETING FUND

SECTION 13.1.  MARKETING FUND.  Intentionally omitted.


SECTION 13.2.  TENANT'S CONTRIBUTION TO MARKETING FUND.  Intentionally omitted.


SECTION 13.3.  TENANT'S ADVERTISING.   Intentionally omitted.


                                 ARTICLE XIV

                         SUBORDINATION AND ATTORNMENT

SECTION 14.1. SUBORDINATION. At the option of the Landlord, this Lease will be subject and subordinate to any future mortgage or ground lease covering the Shopping Center or Leased Premises and any mortgage, deed of trust, or other security instrument now or hereafter affecting the Leased Premises or the Shopping Center (any such lease, mortgage, deed of trust or other instrument being referred to as a "Mortgage" and the person having the benefit of same being referred to as a "Mortgagee") and all renewals, modifications and extensions of any such Mortgage, provided that the Mortgagee of any such Mortgage has provided Tenant with an agreement which contains a provision whereby the Mortgagee agrees not to disturb the possession of the Tenant, nor to terminate any interest or right of the Tenant created by this Lease by foreclosure or otherwise so long as the Tenant shall not be in default under any provision of this Lease. From time to time, within twenty (20) days after request by the Landlord, the Tenant will execute and deliver such instruments as the Landlord may reasonably request to evidence subordination of this Lease.


SECTION 14.2. MORTGAGEE'S UNILATERAL SUBORDINATION. If and as a Mortgagee shall so elect, this Lease and Tenant's rights hereunder shall be superior and prior in right to its Mortgage, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.


SECTION 14.3. ATTORNMENT. If any person shall succeed to all or part of Landlord's interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest.


SECTION 14.4. QUIET ENJOYMENT. A. Landlord covenants that it has full right, power and authority to make this Lease and that Tenant, on paying all of the Rent and performing all of Tenant's other obligations in this Lease, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by any person lawfully claiming by, through or under Landlord, subject, however, to all Mortgages, encumbrances, easements and underlying leases to which this Lease may be or become subject and subordinate, from time to time.

     B. Landlord represents that, as of the date of this Lease, Landlord has received no notices that the current retail uses of the Shopping Center violate any laws pertaining to zoning.

SECTION 14.5. ESTOPPEL CERTIFICATE.

     A.   As often as may be requested by Landlord, Tenant shall within thirty
(30) days after the written request of Landlord and without cost to Landlord duly execute and deliver to Landlord or to any other person designated by Landlord a written instrument certifying: (i) that this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified, and stating the modification); (ii) the dates, if any, to which the Rent, and other sums and payments due under this Lease have been paid; (iii) whether Landlord has breached the performance of any covenants, terms and conditions on Landlord's part to be performed under this Lease, and the nature of Landlord's breach, if any; and (iv) such other relevant information as Landlord or any Mortgagee may reasonably request. Landlord may prepare said document for Tenant's signature and send the same to Tenant for Tenant's signature. If Tenant does not execute and return the same to Landlord within thirty (30) days after Landlord's initial request Landlord shall so notify Tenant in writing ("First Estoppel Notice"). If Tenant does not execute and return the same to Landlord within fifteen (15) days after delivery of the First Estoppel Notice Landlord shall so notify Tenant in writing ("Second Estoppel Notice"). If Tenant does not execute and return the same to Landlord within fifteen (15) days after delivery of the Second Estoppel Notice, Tenant shall be deemed to have certified all information contained therein.

     B. Upon request of Landlord, Tenant shall give prompt written notice to any Mortgagee of any default of Landlord under this Lease, and Tenant shall allow such Mortgagee a reasonable length of time (in any event, not less than forty-five (45) days from the date of such notice) in which to cure any such default.


                                  ARTICLE XV

                           ASSIGNMENT AND SUBLETTING

SECTION 15.1.  LANDLORD'S CONSENT REQUIRED.

     A. Without first obtaining Landlord's prior written consent which shall not be unreasonably withheld, Tenant shall not sublet all or any portion of the Leased Premises, nor shall Tenant pledge, hypothecate or assign all or any of its interest in this Lease, whether for collateral purposes or otherwise. Any such subletting or assignment shall be referred to as a "Transfer," and the person to whom Tenant's interest is transferred shall be referred to as a "Transferee." For purposes of this Article XV, a Transfer shall include any change in the control of Tenant or any guarantor, if the same is a corporation (other than a corporation listed on a "national securities exchange," as defined in the Securities Exchange Act of 1934) or a partnership, or any change in the general partner of Tenant. For purposes of this Article XV, "control" shall mean the possession (directly or indirectly) of the power to direct or cause the direction of management and policies of the Tenant (or the guarantor, as the case may be) whether by ownership of securities or otherwise, provided that the issuance of shares in a public offering registered under the Securities Exchange Act of 1933 shall not be deemed a change in control for purposes of this Article XV.

     Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet the entire Leased Premises (but not a part thereof) to a wholly owned corporation or controlled subsidiary or parent of or the General Partner (as of the date hereof) of the Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided (i) Tenant is not in default under this Lease;
(ii) if such proposed Transferee is a successor to Tenant by purchase said proposed Transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed Transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) such proposed Transferee shall have a net worth which is equal to or greater than Tenant's net worth at the date of this Lease; and (iv) such proposed Transferee operates the business in the Leased Premises for the Permitted Use and no other purpose. Tenant shall give Landlord written notice at least thirty
(30) days prior to the effective date of such Corporate Transfer. As used herein, the term "controlled subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant.

     B. Any Transfer by Tenant consented to by Landlord (or permitted under this Article XV without Landlord's consent) shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer (including a Corporate Transfer) release or relieve Tenant from any of its obligations under this Lease If Landlord consents to a Transfer (or if such Transfer is permitted under this Article XV without Landlord's consent), the permitted Transferee shall assume Tenant's obligations under this Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer, which shall be subject to Landlord's approval, which shall not be unreasonably withheld. In the event of a Transfer (i) in the nature of an assignment, Tenant shall pay as additional rent to Landlord fifty percent (50%) of all monies and other consideration of every kind whatsoever paid or payable to Tenant for such Transfer but excluding Tenant's Property (collectively, all of the foregoing shall be referred to as the "Transfer Consideration"); provided, however, Tenant shall be entitled to exclude from the Transfer Consideration the Unamortized Improvement Cost calculated as set forth in Section 12.3 as of the effective date of the Transfer; and (ii) in the nature of a sublease, Tenant shall pay as additional rent to Landlord along with the monthly payments of Rent due under this Lease, fifty percent (50%) of the Transfer Consideration less the Rent (exclusive of Rent attributable to a default of Tenant hereunder) reserved under this Lease as reasonably determined by Landlord; provided, however, Tenant shall be entitled to exclude from the Transfer Consideration the Unamortized Improvement Cost calculated as set forth above. For purposes of this Section 15.1(B) only, the term "Tenant's Property" shall be deemed to include goodwill and any other intangible personal property associated with Tenant's business, but in no event shall it be deemed to include Tenant's interest under this Lease. If said Transfer requires the consent of Landlord pursuant to this
Article XV, Tenant shall pay to Landlord upon demand as additional rent Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with any Transfer.

     C. Except for transfers permitted by the second paragraph of Section 15.1A, any Transfer without Landlord's consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article XV shall not be deemed to be either a consent by Landlord to any such Transfer or a waiver by Landlord of any remedy of Landlord under this Lease. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, Concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, Concessionaire, subtenant or licensee.


SECTION 15.2. RIGHT TO TERMINATE AND RECAPTURE. With respect to any Transfer requiring Landlord's consent, in lieu of consenting to any proposed Transfer, Landlord shall have the right, but not the obligation, to terminate this Lease and recapture the Leased Premises (effective as of the date of the proposed Transfer) upon thirty (30) days notice to Tenant unless, within five (5) business days after Landlord's notice to Tenant exercising its option to cancel and terminate this Lease, Tenant notifies Landlord in writing that Tenant is withdrawing its request for Landlord's consent to such Transfer, in which event such exercise by Landlord of such option to cancel shall be void and of no further force and effect.


                                  ARTICLE XVI

                             DEFAULT AND REMEDIES

SECTION 16.1.  DEFAULT.

     A. Any one or more of the following events shall constitute a default by Tenant under this Lease: if, (i) Tenant fails to pay, within three (3) business days after receipt of notice from Landlord that the same is due, any portion of Rent due hereunder; (ii) Tenant fails to observe or perform any of the terms, conditions or covenants of this Lease to be observed or performed by Tenant (other than those involving the payment of money and those set forth in the following clause (iii)) and, such breach shall not have been cured for a period of twenty (20) days after written notice thereof from Landlord to Tenant or immediately in the case of a breach which in Landlord's reasonable judgment creates a condition which is a hazard or a violation of any Law) unless such failure, within Landlord's reasonable judgment, cannot be cured immediately or within said twenty (20) days, as the case may be, in which event Tenant shall not be in default if Tenant commences to cure such breach within the seven (7) day period and diligently proceeds to complete the same; (iii) Tenant vacates or abandons the Leased Premises or Tenant shall not open for business in the Leased Premises in accordance with Article IX or shall fail to continuously operate its business in the Leased Premises as required by the terms of this Lease; (iv) INTENTIONALLY OMITTED; (v) Tenant defaults under any other lease between Landlord and Tenant, and such default is not cured within any applicable cure period; (vi) Tenant or any guarantor of this Lease shall file a petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, dissolution or similar relief under any applicable Law or if Tenant or any such guarantor shall seek or consent to the appointment of a trustee, receiver or liquidator of Tenant or such guarantor or the business of either, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts when due; (vii) there shall be filed against Tenant or any guarantor of this Lease an involuntary petition in bankruptcy or any proceeding seeking to reorganize, dissolve or liquidate Tenant or such guarantor, or if a trustee or receiver shall be appointed for Tenant or such guarantor or over the business or substantially all of the property of either of them, and such petition, proceeding, trustee or receiver is not dismissed with prejudice within thirty
(30) days; (viii) any execution or attachment shall be issued against Tenant or any of Tenant's Property, whereby all or any part of the Leased Premises or Tenant's interest under this Lease shall be taken or occupied, and such execution or attachment, shall not be set aside, vacated or discharged within thirty (30) days after the issuance of same; or (ix) if Tenant is operating its business in the Leased Premises as a franchisee under a franchise agreement, any termination or expiration of said franchise agreement prior to the end of the Term of this Lease. An event provided for in clauses (iii) through (ix), inclusive, shall be a default without notice or grace period of any kind.

     B. Upon the occurrence of any event described in Section 16.1(A), Landlord shall have all the rights and remedies provided in Section 16.2 in addition to all other remedies available under this Lease or provided at law or in equity.


SECTION 16.2.  REMEDIES AND DAMAGES.

     A. Upon the occurrence of any event described in Section 16.1(A), Landlord may elect either to (i) terminate this Lease or (ii) terminate Tenant's right to possession without terminating this Lease and to enter upon the Leased Premises and expel Tenant or any persons or entities occupying the Leased Premises and repossess the Leased Premises. If this Lease or Tenant's right to possession under this Lease shall at any time be terminated Tenant will immediately surrender the Leased Premises to Landlord.

     B. If Landlord elects to terminate Tenant's right to possession under this Lease, but not to terminate this Lease, Landlord may relet the Leased Premises (or any part thereof) for the account of Tenant at such rentals and upon such terms and conditions as Landlord shall deem appropriate, and to the extent Landlord receives the rents therefor, Landlord shall apply the same first to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Leased Premises (including, without limitation, legal expenses and attorneys' fees) and for putting the same into good order and condition and preparing or altering the same for re-rental, and any other expenses, commissions and charges paid, assumed or incurred by or on behalf of Landlord in connection with the reletting of the Leased Premises, and then to the fulfillment of the covenants of Tenant under this Lease. Tenant shall pay to Landlord the Rent and all other sums payable up to the time of such termination of this Lease or Tenant's right to possession under this Lease, and thereafter, Tenant will pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant under this Lease less the net proceeds of such reletting, if any, during the same period, and the same shall be due and payable by Tenant to Landlord on the dates such Rent and other sums are due under this Lease. Any reletting by Landlord shall not be construed as an election on the part of Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any sums due upon such reletting, provided that Landlord shall use reasonable efforts to mitigate the damages recoverable against Tenant in the event that Tenant defaults under this Lease and Tenant's right to possession of the Leased Premises is terminated under this Article XVI; provided, however, except to the extent required by applicable Law, Landlord shall have no obligation to relet the Leased Premises before Landlord leases other vacant space in the Shopping Center, or to relet the Leased Premises to any potential tenant who Landlord could reasonably reject as a Transferee pursuant to Article XV hereof.

     C. If Landlord elects to terminate this Lease instead of terminating only Tenant's right to possession, Landlord shall have the right to recover against Tenant as damages for loss of the bargain, and not as a penalty, the excess (if any), (i) the then present value of the projected Rent and all other sums payable by Tenant hereunder (as determined by Landlord on the basis of reasonable estimates) that would have accrued for the balance of the Term of this Lease less (ii) the then present value of the fair market value of the Leased Premises for the balance of such term.


SECTION 16.3. ASSIGNMENT IN BANKRUPTCY. In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord is prevented from or elects not to terminate this Lease under Section 16.2, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of this Lease, which shall include, without limitation, assumption of all the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to Landlord: (i) that assignee has sufficient capital to pay the Rent and other charges due under this Lease for the entire Term; (ii) that assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Shopping Center; and
(iii) that such assignment and assumption will not disrupt or impair any existing tenant mix in the Shopping Center.


SECTION 16.4. LEGAL EXPENSES. In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to collect from the non-prevailing party all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

SECTION 16.5. REMEDIES CUMULATIVE. No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

SECTION 16.6.  WAIVER.

     A. Neither Landlord nor Tenant shall be deemed to have waived any breach of any term, covenant, or condition herein contained unless the same has been specifically waived by such party in writing. Any such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

     B. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES THE RIGHT TO FILE ANY COUNTERCLAIMS OR CROSS-CLAIMS OTHER THAN COMPULSORY COUNTERCLAIMS OR CROSS-CLAIMS IN ACTIONS FOR RECOVERY OF POSSESSION OF THE LEASED PREMISES AND IN ACTIONS FOR BREACH OF MONETARY OBLIGATIONS UNDER THIS LEASE.


                                 ARTICLE XVII

                           MISCELLANEOUS PROVISIONS

SECTION 17.1.  NOTICES.

     A. Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties as set forth in Section 1.1(K). Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of a) the third business day following the day on which the same shall have been mailed with sufficient postage prepaid or
b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice in accordance with the above, stating the change and setting forth the new address.

     B. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Leased Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Section 17.1 and to such address as such Mortgagee shall designate.

     C. Any notice from Landlord may be given by Landlord, Landlord's Managing Agent for the Shopping Center or Landlord's attorneys.


SECTION 17.2. SHORT FORM LEASE. This Lease shall not be recorded without the express written consent of Landlord. A "short form lease" may be recorded only if Landlord or Tenant requests or consents in writing to such recording. Recording, filing and like charges shall be paid by the requesting party. Tenant shall also execute, acknowledge and deliver a Release of Memorandum of Lease provided by Landlord together with its submittal to Landlord of the executed short-form lease. Such Release of Memorandum of Lease shall not be recorded by Landlord prior to the Termination of this Lease.


SECTION 17.3. INTEREST AND ADMINISTRATIVE COSTS. If (i) Tenant fails to make any payment under this Lease when within five (5) days after the date such payment is due under this Lease, (ii) Landlord performs or causes the performance of any obligation of Tenant under this Lease, or (iii) Landlord incurs any costs or expenses as a result of Tenant's default under this Lease, then Tenant shall pay, upon demand, the amount due under (i), or the amount of such costs and expenses incurred under (ii) or (iii) above, plus Interest (as defined in Section 1.2(G) above) from the date such payment was due until paid in full by Tenant or from the date Landlord incurs such costs or expenses plus Landlord's administrative costs in connection therewith.


SECTION 17.4. SUCCESSORS AND ASSIGNS. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, and Tenant and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Leased Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer. Notwithstanding the foregoing, if Tenant is a single individual and dies or becomes incapacitated, Landlord reserves the right to terminate this Lease upon thirty (30) days advance Notice to Tenant or Tenant's legal representative.

SECTION 17.5. LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD. It is specifically understood and agreed that neither Landlord or any of the Landlord Related Parties shall be personally liable for any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Shopping Center for the satisfaction of Tenant's remedies. The limitations on Tenant's right of recovery against Landlord or any of the Landlord Related Parties set forth in this Section 17.5 shall survive the expiration of the Term of this Lease (whether by lapse of time or otherwise).

     Notwithstanding anything to the contrary contained in this Lease, in the event Tenant obtains a judgment against Landlord on account of any breach by Landlord of this Lease then until all rights to appeal have been extinguished or have expired, either by passage of time or otherwise, Tenant may pay the Minimum Rent coming due thereafter into a joint order escrow. If Tenant obtains a final judgment which can no longer be appealed and Landlord fails to pay any amount due Tenant under such judgment within the time provided by such judgment or court order (or, if no time for payment is provided, then within fifteen (15) days), Tenant shall upon ten (10) days' prior written notice to Landlord, be paid the amount of Minimum Rent held in escrow, up to the amount of such judgment (with any additional amount to be paid to Landlord) and may offset against all Rent coming due thereafter any amount of such judgment remaining. If at any time prior to a final, unappealable judgment the amount being held in escrow is reasonably sufficient to cover the amount of the initial judgment, Tenant shall resume paying Minimum Rent directly to Landlord.

SECTION 17.6. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed to be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.


SECTION 17.7.  SECURITY DEPOSIT.  Intentionally omitted.


SECTION 17.8. INTERPRETATION. Whenever used herein, the singular shall include the plural and the plural shall include the singular, as necessary, and the use of any gender shall include either gender, as necessary. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State in which the Shopping Center is located.


SECTION 17.9. NO MODIFICATION. This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. Acceptance of a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Leased Premises or the building or Shopping Center of which they are a part or with respect to past, present or future tenancies, rents, expenses, operations or any other matter have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a written instrument signed by Landlord and Tenant.


SECTION 17.10. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


SECTION 17.11. TENANT LIABILITY.  Intentionally omitted.


SECTION 17.12. BROKER'S COMMISSION. Each of the parties represents and warrants to the other than except as expressly set forth in this Section 17.12, such party has not dealt with any broker in connection with this Lease and that such party has no knowledge of any claims for brokerage commissions or finders' fees in connection with this Lease. Each party agrees to indemnify and defend the other against, and hold it harmless from, all liability arising from any claim for brokerage commissions or finders' fees of any kind (including, without limitation, attorneys' fees incurred in connection therewith) in connection with this Lease, any amendment hereto or any Transfer, which claim arises (directly or indirectly) out of an agreement, contract, course of dealings or relationship between such a party and the claiming party.

Notwithstanding anything to the contrary contained herein, Landlord has dealt with United Commercial Realty as its broker (the "Broker") pursuant to written agreement. Landlord hereby agrees to pay all brokerage commissions or finder's fees (if any) that may be due to the Broker in connection with this Lease pursuant to its written agreement with the Broker.


SECTION 17.13. OTHER TENANTS. Landlord reserves the absolute right to effect other tenancies in the Shopping Center as Landlord shall determine in the exercise of its sole business judgment. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant, or occupant, or the number of tenants, or occupants, shall occupy any space in the Shopping Center during the Term. A vacation of premises or cessation of operations by any other tenant(s) in the Shopping Center shall not in any way release Tenant from its obligations under this Lease.


SECTION 17.14. RULE AGAINST PERPETUITIES. If the Term of this Lease shall not have commenced within five (5) years from the date of this Lease, then this Lease shall thereupon become null and void and have no further force and effect.


SECTION 17.15. IRREVOCABLE OFFER, NO OPTION. In consideration of Landlord's administrative expense in considering this Lease, Tenant's submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant's irrevocable offer to continue for fourteen (14) business days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant's offer, whichever shall first occur. If within said fourteen (14) business day period Landlord shall neither return this Lease duly executed by Landlord nor so advise Tenant of Landlord' rejection of Tenant's offer, then Tenant shall be free to revoke its offer. Although Tenant's execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Leased Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.


SECTION 17.16. INABILITY TO PERFORM. If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease, except for Tenant's obligation for payment of money, by reason of strike or labor troubles or any cause whatsoever beyond its control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by either party. Notwithstanding the foregoing, Tenant's obligation to open initially may be deferred only by an industry-wide strike. For purposes of this 17.16, a cause or event shall not be deemed to be beyond a party's control, if it is within the control of such party's agents, employees or contractors.


SECTION 17.17. SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of the Lease, whether by lapse of time or otherwise, shall not relieve either party from their respective obligations accruing during or attributable to any portion of the Term, subject to the provisions of Section 17.5.


SECTION 17.18. LANDLORD'S SELF-HELP. In addition to Landlord's rights of self-help set forth elsewhere in this Lease or as provided by law or in equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord, Landlord shall have the right but not the obligation, with two (2) days prior notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required) to perform or cause to be performed such obligations on behalf and at the expense of Tenant. In such event, Landlord's costs and expenses incurred with respect thereto shall, upon demand, be paid for by Tenant as additional rent. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant's obligations under this Lease.


SECTION 17.19. DUE AUTHORIZATION. If Tenant is a corporation or a partnership, the person(s) executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly formed corporation or a duly created partnership (as the case may be) in good standing, qualified to do business in the State in which the Shopping Center is located; such persons are duly authorized by such corporation or partnership to execute and deliver this Lease on behalf of such corporation or partnership; and this Lease constitutes a valid and binding agreement of Tenant in accordance with the terms hereof.


SECTION 17.20. CONFIDENTIALITY.  Intentionally omitted.


SECTION 17.21. ASBESTOS ABATEMENT. In the event Landlord desires or is required by any applicable Law to remove, encapsulate, enclose, remediate or otherwise abate asbestos-containing materials located within the Leased Premises ("abatement work"), then Landlord agrees to perform or cause the performance of such work at Landlord's sole cost. If Tenant is required to cease its operation at the Leased Premises or interrupt or delay its construction or opening at the Leased Premises in order for such abatement work to be performed, then Tenant's Minimum Rent and all other Rent (excluding Percentage Rent and any past due

Rent or charges due as a result of any default of Tenant under this Lease) shall abate for the period of time beginning on the commencement of the abatement work and ending upon the completion of the abatement work. Notwithstanding anything to the contrary herein, in the event the abatement work is required before, during or after the Term as a result of: (i) anything done by Tenant, its agents, employees or contractors; or (ii) any activities of Tenant, its agents, employees or contractors in, on or about the Leased Premises, then the abatement work shall be performed by or at the direction of Landlord at Tenant's sole cost and expense, and Tenant shall reimburse Landlord for the cost of such abatement work within five (5) days after written demand by Landlord from time to time during the performance of such work and Tenant shall not be entitled to any abatement of Minimum Rent or any other Rent as a result of the abatement work. Landlord shall use reasonable efforts to not perform such asbestos abatement work during the months of October, November or December of any year and Landlord shall notify Tenant at least thirty (30) days prior to commencement of the abatement work, unless the governmental authority requiring the abatement work requires the abatement work to be performed in October, November or December or sooner than thirty (30) days from the time Landlord is required by such governmental body to perform such work.

     Unless agreed in writing by any Mortgagee, the obligations of Landlord set forth in this Section 17.21 shall not be binding upon any person acquiring the interest of Landlord as a result of any foreclosure or any other action or proceeding instituted under or in connection with the mortgage held by such Mortgagee. The Rent abatement and removal requirements provided in the preceding paragraph shall constitute Landlord's sole obligations with respect to asbestos or asbestos-containing material at the Shopping Center and Tenant's sole and exclusive remedy therefor and, except for any claims resulting from the negligence of any of the Landlord Related Parties, Tenant hereby waives any and all claims Tenant may now or hereafter have based upon any inconvenience, interruption of Tenant's business or any other loss, cost, damage, claim or expense which may be suffered or incurred as a result of the presence of asbestos or asbestos-containing materials within the Leased Premises or the removal or abatement of the same.

     At all times during the Term of this Lease and except for the abatement work described above, Tenant shall comply with and conform its activities to (i) all applicable Laws respecting the handling of asbestos-containing materials or performing of routine maintenance activities in the vicinity of asbestos-containing materials and (ii) any asbestos operation and maintenance program initiated by Landlord. Tenant's obligations under this Section 17.21 shall survive the expiration of the Term of this Lease whether by lapse of time or otherwise.

SECTION 17.22. EMERGENCY REPAIRS. If emergency repairs are required in or to the Leased Premises which are Landlord's responsibility under this Lease, and Tenant attempts to but is unable to contact Landlord or Landlord is unable to make such repairs in a timely manner, Tenant may make such emergency repairs and Landlord will reimburse Tenant the cost of such emergency repairs up to Five Thousand and No/100 Dollars ($5,000.00) within twenty (20) days after receipt from Tenant of (i) certification that the repairs have been completed; and (ii) paid invoices for all such repairs; and (iii) final lien waivers from all contractors and subcontractors performing such repairs. If Landlord fails to reimburse Tenant as set forth herein, Tenant may offset against the amount of Minimum Rent coming due the amount to be reimbursed by Landlord hereunder.

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease under their respective hands and seals as of the day and year first above written. This Lease contains 26 pages, Exhibit A contains 1 page, Exhibit B intentionally omitted, Exhibit C contains ___ pages, Exhibit D contains ___ pages, Exhibit E contains 1 page and Exhibit F contains ___ pages.


                              LANDLORD:

                              EQUITY PROPERTIES AND DEVELOPMENT
WITNESS:                                            LIMITED PARTNERSHIP, an
                              Illinois limited partnership, d/b/a Equity
                              Properties and Development (Illinois) Limited Partnership as agent for Landlord

                                                                  By:  SC
                              MANAGEMENT, INC., an Illinois corporation
                              Its:  General Partner


_________________             By: ____________________________
                              Name: Sanford Shkolnik
_________________                   Title:  Chairman

ATTEST/WITNESS:               TENANT:  HOB-LOB LIMITED PARTNERSHIP,
                              an Oklahoma limited partnership

__________________            By:  HOBBY LOBBY STORES, INC., an
                                   Oklahoma corporation and sole
                                   general partner

__________________            By:
                              Name:   David M. Green
__________________            Title:  President

                                   EXHIBIT A

                      SITE PLAN SHOWING LEASED PREMISES,
                    FUTURE BUILDING AREA AND NO-BUILD AREA

                                   EXHIBIT B

                    LANDLORD'S SIGNAGE AND DESIGN CRITERIA

                                   EXHIBIT C

              TENANT'S APPROVED SIGNAGE PLANS AND SPECIFICATIONS
              FOR PYLON SIGN AND SIGNAGE FOR THE LEASED PREMISES


                                TO BE ATTACHED

                                   EXHIBIT D

            TENANT'S APPROVED CONSTRUCTION PLANS AND SPECIFICATIONS
                            FOR THE LEASED PREMISES

                                TO BE ATTACHED

                                   EXHIBIT E

                       SHOPPING CENTER LEGAL DESCRIPTION

                                   EXHIBIT F

                             GARBAGE DISPOSAL PLAN